Exhibit 10.14









                       TERM AND REVOLVING CREDIT AGREEMENT























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                       TERM AND REVOLVING CREDIT AGREEMENT
                                Table of Contents


Section 1. DEFINITIONS; ATTACHMENTS                                            1
1.1.   Special Definitions.                                                    1
1.2.   Other Defined Terms.                                                    8
1.3.   Attachments.                                                            9
Section 2. CREDIT LINE/FINANCE CHARGES/OTHER CHARGES                           9
2.1.   Credit Line.                                                            9
2.2.   R/C Advances.                                                           9
2.3.   Term Loan A Advance.                                                    9
2.4.   Term Loan B Advance.                                                   10
2.5    Term Loan C Advance                                                    11
2.6    UK Advances                                                            12
2.7.   Finance and Other Charges.                                             12
2.8.   Customer Account Statements.                                           12
2.9.   Shortfall.                                                             13
2.10. Application of Payments                                                 13
2.11  Prepayment and Reborrowing By Customers.                                13
2.12  Currencies                                                              13
Section 3. POWER OF ATTORNEY.                                                 13
3.1.   Power of Attorney.                                                     13
Section 4. SECURITY/CHARGING -- COLLATERAL/CHARGED ASSETS                     14
4.1.   Grant/Charges.                                                         14
Section 5. CONDITIONS PRECEDENT                                               15
5.1.   Conditions Precedent to the Effectiveness of this Agreement.           15
5.2.   Conditions Precedent to Each Advance.                                  16
5.3    Post Closing                                                           16
5.4    Canadian and UK Closings                                               16
Section 6. REPRESENTATIONS AND WARRANTIES                                     17
6.1.   Organization and Qualifications.                                       17
6.2.   Rights in Collateral/Charged Assets; Priority of Liens.                17
6.3.   No Conflicts.                                                          17
6.4.   Enforceability.                                                        18
6.5.   Locations of Offices, Records and Inventory.                           18
6.6.   Fictitious Business Names.                                             18
6.7.   Organization.                                                          18
6.8.   No Judgments or Litigation.                                            18
6.9.   No Defaults.                                                           18
6.10.  Labor Matters.                                                         18
6.11.  Compliance with Law.                                                   18
6.12.  ERISA.                                                                 18
6.13.  Compliance with Environmental Laws.                                    19
6.14.  Intellectual Property.                                                 19
6.15.  Licenses and Permits.                                                  19


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6.16. Investment Company.                                                     20
6.17. Taxes and Tax Returns.                                                  20
6.18. Status of Accounts.                                                     20
6.19. Affiliate/Subsidiary Transactions.                                      20
6.20. Accuracy and Completeness of Information.                               20
6.22. Indebtedness.                                                           20

Section 7. AFFIRMATIVE COVENANTS                                              21
7.1.  Financial and Other Information.                                        21
7.2.  Location of Collateral/Charged Assets.                                  22
7.3.  Changes in Customer.                                                    22
7.4.  Corporate Existence.                                                    22
7.5.  ERISA.                                                                  22
7.6.  Environmental Matters.                                                  23
7.7.  Collateral/Charged Assets Books and Records/Collateral/
      Charged Assets Audit.                                                   23
7.8.  Insurance; Casualty Loss.                                               23
7.9.  Taxes.                                                                  24
7.10. Compliance With Laws.                                                   24
7.11. Fiscal Year.                                                            24
7.12. Intellectual Property.                                                  24
7.13. Maintenance of Property.                                                24
7.14. Collateral/Charged Assets.                                              24
7.15. Subsidiaries.                                                           25
7.16. Financial Covenants; Additional Covenants.                              25
7.17. Guaranty                                                                25
Section 8. NEGATIVE COVENANTS                                                 26
8.1.  Liens.                                                                  26
8.2.  Disposition of Assets.                                                  26
8.3.  Corporate Changes.                                                      26
8.4.  Guaranties.                                                             27
8.5.  Restricted Payments.                                                    27
8.6.  Investments.                                                            27
8.7.  Affiliate/Subsidiary Transactions.                                      27
8.8.  ERISA.                                                                  27
8.9.  Additional Negative Pledges.                                            28
8.10. Use of Proceeds.                                                        28
8.11. Indebtedness.                                                           28
8.12. Loans.                                                                  28
Section 9. DEFAULT                                                            28
9.1.  Event of Default.                                                       28
9.2.  Acceleration.                                                           29
9.3.  Remedies.                                                               29
9.4.  Waiver.                                                                 31
Section 10. MISCELLANEOUS                                                     31
10.1. Term; Termination.                                                      31
10.2. Indemnification.                                                        31
10.3. Additional Obligations.                                                 32
10.4. LIMITATION OF LIABILITY.                                                32


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10.5.  Alteration/Waiver.                                                     32
10.6.  Severability.                                                          32
10.7.  One Loan.                                                              33
10.8.  Additional Collateral/Charged Assets.                                  33
10.9.  No Merger or Novations.                                                33
10.10. Paragraph Titles.                                                      33
10.11. Binding Effect; Assignment.                                            33
10.12. Notices.                                                               33
10.13. Counterparts.                                                          34
10.14. SUBMISSION AND CONSENT TO JURISDICTION AND CHOICE OF LAW.              34
10.15. JURY TRIAL WAIVER.                                                     34
10.16  Entire Agreement                                                       35
10.17  Non-Cross Guaranties and Non-Cross Collateralization                   35
EXHIBITS/ATTACHMENTS/SCHEDULES                                                37
EXHIBIT 2.3.1    Term Loan A                                                  37
EXHIBIT 2.4.1    Term Loan B                                                  38
EXHIBIT 2.5.1    Term Loan C                                                  39
EXHIBIT 2.3.2    Form Request for Term Loan A                                 40
EXHIBIT 2.4.2    Form Request for Term Loan B                                 41
EXHIBIT 2.5.2    Form Request for Term Loan C                                 42
EXHIBIT 6.17     Taxes and Tax Returns                                        43
EXHIBIT 7.2      Location of Collateral/Charged Assets                        44
EXHIBIT 7.4      Corporate Existence                                          45
EXHIBIT 8.3      Corporate Changes                                            46
EXHIBIT 8.5      Restricted Payments                                          47
EXHIBIT 8.12     Loans                                                        48
ATTACHMENT 4  Security -- Collateral                                          49
ATTACHMENT 2  UK Attachment                                                   50
SCHEDULE A1 TO UK Attachment - Signal Processors Limited                      54
SCHEDULE A2 TO UK Attachment - Signature Industries Limited                   56


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                       TERM AND REVOLVING CREDIT AGREEMENT

     This TERM AND REVOLVING CREDIT AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Agreement") is hereby made this 25th day of May, 1999, by and among IBM Credit Corporation with a place of business at North Castle Drive, Armonk, New York, United States of America ("USA"), a Delaware corporation, ("IBM Credit"), IBM Financing, a division of IBM Canada Limited with a place of business at 3600 Steeles Avenue East, Markam, Ontario, L3R 9Z7 corporation ("IBM Canada") and IBM United Kingdom Financial Services Limited whose registered office is at PO Box 41, North Harbour, Portsmouth, Hampshire PO6 3AU ("IBMUK") (each a "Lender" and jointly the "Lenders"), Applied Cellular Technology, Inc. with a place of business at 400 Royal Palm Way, Palm Beach, Florida 33480, USA, a Missouri corporation, ("USA Customer"), Ground Effects Ltd. with a place of business at 2875 St. Ethane Blvd., Windsor, Ontario NEW 5B1, Canada, TigerTel Services Limited, with a place of business at 200-87 Skyway Avenue, Etobicoke, Ontario M9W 6R3, Canada, (individually a "Canadian Customer" and collectively the "Canadian Customers"), Signal Processors Limited, whose registered office is at Milton Road, Cambridge, CB4 4GJ, England, and Signature Industries Limited, whose registered office is at Thamesmead, London SE28 0BH, England (individually an "UK Customer" and collectively the "UK Customers") (USA Customer, Canadian Customers and UK Customers are each referred to herein as a "Customer" or, collectively, the "Customers).

                                   WITNESSETH

         WHEREAS, Customers have requested that Lenders finance the Customers' acquisitions and their working capital requirements, and Lenders are willing to provide such financing to Customers subject to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                       Section 1. DEFINITIONS; ATTACHMENTS

1.1.   Special Definitions.  The   following   terms   shall  have the following
respective meaning in this Agreement:

"Accounts": with respect to USA Customer; as defined in the U.C.C.; with respect to a Canadian Customer or UK Customer, all now existing and/or hereafter created or arising accounts receivable of such Customer arising but specifically including accounts arising from the acquisition of software or the sale of inventory, and/or performance of services by it, including any interest, finance charges and other amounts payable with respect thereto, and for greater certainty including all monetary obligations owed to such Customer including, without limitation, all book accounts, book debts, accounts, debits, dues claims, choses in action, and demands of every nature and kind and howsoever arising or secured which are due or accruing or growing due to such Customer or owned by such Customer.

"Advance": any loan or other extension of credit by any Lender to or on behalf of any Customer pursuant to this Agreement including, without limitation, (i) R/C Advances, (ii) Advances as defined in Attachment 2 hereto (iii) Term Loan A,
(iv) Term Loan B and (v) Term Loan C.

"Affiliate": with respect to any Person, any other Person (the "Affiliate") meeting one of the following: (i) at least 10% of the Affiliate's equity is owned, directly or indirectly, by such Person; (ii) at least 10% of such



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Person's equity is owned, directly or indirectly,  by the Affiliate; or (iii) at least 10% of such Person's equity and at least 10% of the Affiliate's equity is owned, directly or indirectly, by the same Person or Persons. All of Customers' officers, directors, joint venturers, and partners shall also be deemed to be Affiliates of Customers for purposes of this Agreement.

"Agreement":  as defined in the caption.

"Applicable Credit Line": with respect to IBM Credit or USA Customer, USA Credit Line; with respect to IBMCanada or Canadian Customers, Canadian Credit Line; with respect to IBMUK or UK Customers, UK Credit Line.

"Applicable Customer": with respect to IBM Credit, USA Customer; with respect to IBM Canada, each or both of Canadian Customers; and with respect to IBMUK, each or both of UK Customers.

"Applicable Lender": with respect to the USA Customer, IBM Credit; with respect to Canadian Customers, IBM Canada; and with respect to UK Customers, IBMUK.

"Applicable R/C Finance Charge": with respect to an R/C Advance to USA Customer, the USA Finance Charge set forth in Attachment A; with respect to an R/C Advance to a Canadian Customer, the Canadian Finance Charge set forth in Attachment A; with respect to an Advance to a UK Customer, the UK Finance Charge set forth in Attachment A.

"Auditors": a nationally recognized firm of independent certified public accountants or independent chartered accountants, as applicable, selected by a Customer in the country of its incorporation.

"Available Credit": with respect to a Customer at any time, (1) the Applicable Credit Line less (2) the Outstanding Advances other than the Outstanding Term Loan A, Outstanding Term Loan B and Term Loan C at such time owed by the Customers to Applicable Lender.

"Average Daily Balance": for each Advance for a given period of time, the sum of the unpaid principal of such Advance as of each day during such period of time, divided by the number of days in such period of time.

"Base Rate": (1) for USA Customer, as of the date of determination, the thirty-day average of the one-month London Interbank Offered Rate ("LIBOR") as published by Bloomberg for the previous calendar month or, in the event such average is no longer published by Bloomberg, such other thirty (30) day average as IBM Credit may use for determining "LIBOR" in its reasonable discretion. The LIBOR is based on a 360 day calendar year, (2) for Canadian Customers, as of the date of determination, the annual rate of interest announced by the
Toronto-Dominion Bank ("Canadian Base Rate") as being its reference rate of interest in order to determine interest rates for loans in Canadian Dollars to Canadian borrowers in effect at the close of business on the last Business Day of the previous month, and (3) for UK Customers , as of the date of determination, the National Westminster Bank base rate ("UK Base Rate") as announced by National Westminster Bank at the close of business on the last Business Day of the previous month or, if the National Westminster Bank PLC base rate increases or decreases 25 basis points or more on any Business Day after the last Business Day of the previous month and before the date of determination, the published National Westminstrer PLC base rate for such Business Day.

"Business Day": (1) for USA Customer,  any day other than a Saturday,  Sunday or


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other day on which  commercial  banks in New York, New York are generally closed or on which IBM Credit is closed, (2) for Canadian Customers, any day other than a Saturday, Sunday or other day on which commercial banks in Toronto, Ontario, Canada are generally closed or on which IBM Canada is closed, and (3) for UK Customers, any day other than a Saturday, Sunday or other day on which commercial banks in London, England are generally closed or on which IBMUK is closed.

"Canadian Credit Line":   as defined in Section 2.1.

"Charged Assets":  as defined in Section 4.1.

"Closing Date": the date on which the conditions precedent to the effectiveness of this Agreement set forth in Section 5.1 hereof are satisfied or waived in writing by Lenders.

"Code": the Internal Revenue Code of 1986.

"Collateral": Collateral as defined in Attachment 4 and Collateral as defined in the Canadian Security Agreement.

"Compliance Certificate":  a certificate substantially in the form of Attachment
C.

"Canadian Security Agreement": the Canadian Security Agreement among IBM Canada, Ground Effects Ltd and TigerTel Services Limited, to be entered into pursuant to
Section 5.4.

"Customer":    as defined in the caption.

"Customer Agent":  as defined in Section 2.2.

"Credit Line":  as defined in Section 2.1.

"Default": either (1) an Event of Default or (2) any event or condition which, but for the requirement that notice be given or time lapse or both, would be an Event of Default.

"Delinquency Fee Rate":  as defined on Attachment A.

"Domestic Subsidiary": a Subsidiary incorporated in the United States or in the District of Columbia.

"Environmental Laws": all statutes, laws, judicial decisions, regulations, ordinances, and other governmental restrictions applicable to any of the Customers in the United States, Canada and the United Kingdom, as applicable, relating to pollution, the protection of the environment, occupational health and safety, or to emissions, discharges or release of pollutants, contaminants, hazardous substances or wastes into the environment.

"Environmental Liability": any claim, demand, obligation, cause of action, allegation, order, violation, injury, judgment, penalty or fine, cost or expense, resulting from the violation or alleged violation of any Environmental Laws or the imposition of any Lien pursuant to any Environmental Laws.



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"ERISA":  the Employee Retirement Income Security Act of 1974.

"Event of Default":  as defined in Section 9.1.

"Finance Charge": the Applicable R/C Finance Charge, the Term Loan A Finance Charge, the Term B Finance Charge or the Term Loan C Finance Charge, as applicable.

"Financial Statements":   the  consolidated  balance  sheet  and  consolidated
statements of operations (income statement), of cash flows and of changes in shareholder's equity, and the consolidating balance sheets and statements of operations (income statements). of the USA Customer and its Subsidiaries for the period specified, prepared in accordance with GAAP and consistent with prior practices.

"GAAP": generally accepted accounting principles of the country in which the relevant Customer or Subsidiary is incorporated as in effect from time to time.

"Governmental Authority": any nation or government, any state or other political subdivision thereof, any province or municipality, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

"Guarantor": each Domestic Subsidiary of a Customer as of the Closing Date and each other Person that becomes a Guarantor from time to time.

"Guaranty": each guaranty entered into by a Guarantor for the benefit of the Lenders.

"Hazardous Substances": all substances, wastes, pollutants, contaminants or hazardous or toxic chemicals or materials, to the extent subject to regulation as "hazardous substances" or "hazardous waste" under any Environmental Laws.

"Indebtedness": with respect to any Person, (1) all obligations of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (2) all obligations of such Person under capital leases (including obligations under any leases a Customer may enter into, now or in the future, with any Lender), (3) all obligations of such Person in respect of letters of credit, banker's acceptances or similar obligations issued or created for the account of such Person, (4) liabilities arising under any interest rate protection, future, option swap, cap or hedge agreement or arrangement under which such Person is a party or beneficiary, (5) all obligations under guaranties of such Person and (6) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

"Investment": with respect to any Person (the "Investor"), any investment by the Investor in any other Person, whether by means of share purchase, capital contribution, purchase or other acquisition of a partnership or joint venture interest, loan, time deposit, demand deposit or otherwise.

"Lien(s)": any lien, claim, charge, pledge, security interest, deed of trust, mortgage, other encumbrance or other arrangement having the practical effect of the foregoing, including the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

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"Knowledge":  when  included in any  reference to a Customer's  knowledge or its obtaining of knowledge means the actual knowledge thereof by the President, Chief Financial Officer or Treasurer of that Customer and any reference to a Customer's "learning" of a particular event, fact or circumstance refers (without implying any duty of inquiry) to knowledge (as referred to in this Definition) of such event, fact or circumstance by the President, Chief Financial Officer or Treasurer of the relevant Customer.

"Material Adverse Effect": a material adverse effect (1) on the business, operations, results of operations, assets, or financial condition of the Customers when taken as a whole, (2) on the aggregate value of the Collateral or Charged Assets as applicable or the aggregate amount which Lenders would be likely to receive (after giving consideration to reasonably likely delays in payment and reasonable costs of enforcement) in the liquidation of such Collateral or Charged Assets as applicable when taken as a whole to recover the Obligations in full, or (3) on the rights and remedies of Lenders under this Agreement when taken as a whole.

"Obligations": all covenants, agreements, warranties, duties, representations, loans, advances, interest (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Customers, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, reasonable expenses, indemnities, liabilities and Indebtedness of any kind and nature whatsoever now or hereafter arising, owing, due or payable from Customers to Lenders provided, however, with reference to each Canadian Customer and each UK Customer, the term "Obligations" refers to the foregoing solely with respect to that particular Customer and not to any other obligations.

"Other Documents": all security agreements, mortgages, leases, instruments, documents, guarantees, schedules of assignment, contracts and similar agreements executed by a Customer and delivered to Lenders, pursuant to this Agreement or otherwise, and all amendments, supplements and other modifications to the foregoing from time to time.

"Other Charges":  as set forth in Attachment A.

"Outstanding Advances": at any time of determination, the sum of (1) the unpaid principal amount of all Advances made by Lenders under this Agreement, and (2) any due and unpaid finance charge, fee, expense or other amount related to Advances charged to Customers' accounts with Lenders.

"Outstanding R/C Advances": at any time of determination, the sum of (1) the unpaid principal amount of all R/C Advances made by a Lender under this Agreement; (2) any finance charge, fee, expense or other amount related to R/C Advances charged to Applicable Customers' accounts with such Lender, and (3) for the USA Customer, the maximum amount that may be drawn by State Street Bank & Trust Company as mutually agreed by IBM Credit, USA Customer and State Street Bank and Trust Company.

"Outstanding Term Loan A": at any time of determination, the sum of (1) the unpaid principal amount of the Term Loan A made by IBM Credit under this Agreement; and (2) any finance charge, fee, expense or other amount related to the Term Loan A charged to USA Customer's account with IBM Credit.

"Outstanding Term Loan B": at any time of determination, the sum of (1) the unpaid principal amount of all Term Loan B made by IBM Credit under this Agreement; and (2) any finance charge, fee, expense or other amount related to the Term Loan B charged to USA Customer's account with IBM Credit.




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"Outstanding  Term  Loan C":  at any time of  determination,  the sum of (1) the unpaid principal amount of all Term Loan C made by IBM Canada under this Agreement; and (2) any finance charge, fee, expense or other amount related to the Term Loan C charged to the accounts of the Canadian Customers with IBM Canada.

"Outstanding UK Exposure": at any time of determination, the sum of (1) the unpaid principal amount of all Cash Advances made by IBMUK under this Agreement;
(2) the Transfer Prices IBMUK has paid to the UK Customers for the Receivable under this Agreement that have not been recovered from collection of the Receivables, and (3) any finance charge, fee, expense or other amount related to Cash Advances and invoices purchased charged to UK Customers' accounts with IBMUK.

"Permitted Acquisition": any acquisition by USA Customer or a Subsidiary which meets all of the following criteria: (a) the acquisition is made by USA Customer or a Subsidiary of not less than (i) Eighty Percent (80%) of the capital stock or assets of the acquired Person which is not a publicly held company or (ii) Fifty One Percent (51%) of the capital stock or assets if such Person is a publicly held company; (b) no Default or Event of Default has occurred and is continuing or would result therefrom; (c) each Domestic Subsidiary (if any) formed for the purpose of or resulting from such acquisition shall become a guarantor of the Obligations and not less than (i) Eighty Percent (80%) of the capital stock of each such Subsidiary which is not a publicly held company or
(ii) Fifty One Percent (51%) if such Subsidiary is a publicly held company shall be owned directly or indirectly by the Customer who made the Permitted Acquisition; and (d) the USA Customer and its Subsidiaries shall be in compliance, on a pro forma basis after giving effect to the acquisition, with the financial covenants set forth in Attachment A (including after giving effect to synergistic benefits anticipated to be realized in connection with the proposed acquisition). IBM Credit may, in its sole discretion, waive the requirement that the Domestic Subsidiary formed for the purpose of or resulting from an Permitted Acquisition guarantees the Obligations of those Customers who are not the Customer making the Permitted Acquisition.

"Permitted Disposition": any disposition by any Customer, no matter how structured, of all or any material part of the capital stock or assets of a Subsidiary where such disposition does not result in the breach of any of the financial covenants included in this Agreement.

"Permitted Indebtedness": any of the following:

(1)      Indebtedness to Lenders;

(2)      Indebtedness described in Section VII of Attachment B;

(3)      Purchase Money Indebtedness;

(4)      guaranties in favor of Lenders;

(5)      guaranties  of  Subsidiaries   or Customers of indebtedness owed to any
Person; and

(6) other Indebtedness consented to by IBM Credit in writing prior to incurring such Indebtedness.

"Permitted Liens":  any of the following:

(1) Liens which are the subject of an Intercreditor Agreement, in effect from time to time between Lenders and any other secured creditors;


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(2)      Purchase Money Security Interests;

(3)      Liens described in Section I of Attachment B;

(4) Liens of warehousemen, mechanics, materialmen, workers, repairmen, common carriers, landlords and other similar Liens arising by operation of law or otherwise, not waived in connection herewith, for amounts that are not yet due and payable or being contested in good faith by appropriate proceedings promptly instituted and diligently conducted if an adequate reserve or other appropriate provisions shall have been made therefor as required to be in conformity with GAAP and an adverse determination in such proceedings could not reasonably be expected to have a Material Adverse Effect;

(5) attachment or judgment Liens individually or in the aggregate not in excess of U.S.$1,000,000 (exclusive of (A) any amounts that are duly bonded to the satisfaction of IBM Credit or (B) any amount fully covered by insurance as to which the insurance company has acknowledged its obligation to pay such judgment in full);

(6) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Customers;

(7) extensions and renewals of the foregoing Permitted Liens; provided that (A) the aggregate amount of such extended or renewed Liens do not exceed the original principal amount of the Indebtedness which it secures, (B) such Liens do not extend to any property other than property already previously subject to the Lien and (C) such extended or renewed Liens are on terms and conditions no more restrictive than the terms and conditions of the Liens being extended or renewed;

(8) Liens arising from deposits or pledges to secure bids, tenders, contracts, leases, surety and appeal bonds and other obligations of like nature arising in the ordinary course of the Customers' businesses;

(9) Liens for taxes, assessments or governmental charges not delinquent or being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted if an adequate reserve or other appropriate provisions shall have been made therefor as required in order to be in conformity with GAAP and an adverse determination in such proceedings could not reasonably be expected to have a Material Adverse Effect;

 (10)  Liens    arising   out   of   deposits  in   connection   with   workers'
compensation, unemployment insurance or other social security or similar legislation;

 (11)  Liens arising pursuant to this Agreement or the Other Documents; and

 (12) other Liens consented to by IBM Credit in writing prior to incurring such Lien.

"Person": any individual, association, firm, corporation, partnership, trust, unincorporated organization or other entity whatsoever.

"Policies": all policies of insurance required to be maintained by a Customer under this Agreement or any of the Other Documents.


                                  Page 10 of 57                         05-25-99

"Purchase Money Indebtedness": any Indebtedness (including capital leases) incurred to finance the acquisition of assets to be used in a Customer's business not to exceed the lesser of (1) the purchase price or acquisition cost of such asset and (2) the fair market value of such asset at the time of such acquisition.

"Purchase Money Security Interest": any security interest securing Purchase Money Indebtedness, which security interest applies solely to the particular asset acquired with the Purchase Money Indebtedness.

"R/C Advance": any loan or advance of funds made by Applicable Lenders to or on behalf of Canadian Customers or the USA Customer pursuant to Section 2.2 or to or on behalf of UK Customer pursuant to Section 2.6 of this Agreement.

"R/C Advance Date": the Business Day on which any Lender make an R/C Advance under this Agreement.

"Request for R/C Advance": as defined in Section 2.2.

"Request for Term Loan A":  as defined in Section 2.3.

"Request for Term Loan B":  as defined in Section 2.4.

"Request for Term Loan C":  as defined in Section 2.5.

"Requirement of Law": as to any Person, the articles of incorporation and by-laws of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Shortfall Amount":  as defined in Section 2.9.

"Shortfall Transaction Fee":  as defined in Attachment A.

"Subsidiary": with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

"Term Loan A": the loan or advance of funds made by IBM Credit to or on behalf of USA Customer pursuant to Section 2.3.

"Term Loan A Commencement Date": as defined in Section 2.3.

"Term Loan A Commitment":  as defined in Exhibit 2.3.1.

"Term Loan A Finance Charge":  as defined in Exhibit 2.3.1..

"Term Loan A Stated Maturity Date":  as set forth in Exhibit 2.3.1.

"Term Loan B": the loan or advance of funds made by IBM Credit to or on behalf of USA Customer pursuant to Section 2.4.





                                  Page 11 of 57                         05-25-99

"Term Loan B Commencement Date": as defined in Section 2 .4 .

"Term Loan B Commitment":  as defined in Exhibit 2.4.1.

"Term Loan B Finance Charge":  as defined in Exhibit 2.4.1.

"Term Loan B Stated Maturity Date":  as set forth in Exhibit 2.4.1.

"Term Loan C": the loan or advance of funds made by IBM Canada to or on behalf of either Canadian Customer pursuant to Section 2.5.

"Term Loan C Commencement Date": as defined in Section 2.5.

"Term Loan C (Ground Effects) Commitment":  as defined in Exhibit 2.5.1.

"Term Loan C (TigerTel) Commitment":  as defined in Exhibit 2.5.1.

"Term Loan C Finance Charge":  as defined in Exhibit 2.5.1.

"Term Loan A Stated Maturity Date":  as set forth in Exhibit 2.5.1.

"Termination Date": shall mean May 25, 2002 or such other date as IBM Credit and USA Customer may agree to from time to time.

"UK Credit Line":   as defined in Section 2.1

"USA Credit Line":   as defined in Section 2.1.

"Voting Stock": securities, the holders of which are ordinarily, in the absence of contingencies, entitled to elect the corporate directors (or persons performing similar functions).

1.2. Other Defined Terms. Terms not otherwise defined in this Agreement which are defined (1) in the US, in the Uniform Commercial Code as in effect in the State of New York (the "U.C.C."), (2) in Canada, in the Personal Property Security Act of Ontario ("PPSA"), and (3) in the UK, in the Law of Property Act 1925 and the Insolvency Act 1986 (the "Acts"), in each case shall have the meanings assigned to them therein.

1.3. Attachments. All attachments, exhibits, schedules and other addenda hereto, including, without limitation, Attachment A and Attachment B, are specifically incorporated herein and made a part of this Agreement.

              Section 2. CREDIT LINE/FINANCE CHARGES/OTHER CHARGES

2.1. Credit Line. Subject to the terms and conditions set forth in this Agreement, on and after the Closing Date to but not including the date that is the earlier of (x) the date on which this Agreement is terminated pursuant to
Section 10 and (y) the date on which IBM Credit terminates the Credit Line pursuant to Section 9, (1) IBM Credit agrees to extend to USA Customer a credit line provided the Outstanding R/C Advances by IBM Credit does not exceed the USA Credit LIne set forth in Attachment A (the "USA Credit Line"), (2) IBM Canada agrees to extend to Canadian Customers one credit line provided the aggregate


                                  Page 12 of 57                         05-25-99

Outstanding R/C Advances of the Canadian Customers does not exceed the Canadian Credit Line set forth in Attachment A (the "Canadian Credit Line"), and (3) IBM UK agrees to purchase receivables from the UK Customers provided the Outstanding UK Exposure does not exceed the UK Credit Line set forth in Attachment A (the "UK Credit Line"), provided further that the sum of the USA Credit Line, the Canadian Credit Line and the UK Credit Line shall not exceed the amount set forth in Attachment A as Credit Line (the "Credit Line").

2.2. R/C Advances. (A) Each Canadian Customer and USA Customer hereby designates ACT Financial, Inc. (the "Customer Agent") as the Customer's Agent to obtain R/C Advances. The Customer Agent may make a written request ("Request for R/C Advance") to the Applicable Lender, for an R/C Advance in the name of and on behalf of a Canadian Customer or the USA Customer. The designation of the Customer Agent may be terminated or may be changed from time to time on not less than seven (7) days written notice to IBM Credit by USA Customer . For any requested R/C Advance pursuant to which monies will be disbursed to Applicable Customer or any Person other than Applicable Lender, a Request for R/C Advance shall be delivered to Applicable Lender on or prior to 1:00 p.m. (local time of the place of business of the Applicable Lender referenced in the Preamble to this Agreement) one Business Day prior to the requested R/C Advance Date. The Request for R/C Advance shall specify (i) the requested R/C Advance Date; and
(ii) the amount of the requested R/C Advance. The Customer Agent (or the Customer in the event of the termination of the designation of any Customer Agent) may deliver a Request for R/C Advance via facsimile. Any Request for R/C Advance delivered to an Applicable Lender shall be irrevocable.

         (B) Subject to the terms and conditions of this Agreement, on the R/C Advance Date specified in a Request for R/C Advance, Applicable Lender shall make the principal amount of each R/C Advance available to the Customer in immediately available funds to an account maintained by such Customer. An Applicable Lender may, in its sole discretion, make an R/C Advance to itself hereunder on a day on which such Customer is to repay all or any part of an Outstanding Advance (or any amount owing hereunder).

         (C) Each R/C Advance shall accrue a finance charge on the Average Daily Balance thereof, from and including the date of each R/C Advance to and including the date such R/C Advance is paid by the Customer to Applicable Lender, at a per annum rate equal to the lesser of (a) the Applicable Finance Charge, and (b) the highest rate from time to time permitted by applicable law. If it is determined that amounts received from the Customer were in excess of such highest rate, then the amount representing such excess shall be considered reductions to principal of Advances.

         (D) Unless otherwise due and payable at an earlier date, the unpaid principal amount of each R/C Advance shall be due and payable on the Termination Date.

2.3. Term Loan A Advance: (A) (i) Subject to the terms and conditions of the Agreement, IBM Credit shall make a loan (the "Term Loan A") to USA Customer on the date (the "Term Loan A Commencement Date") specified in a written request to IBM Credit by USA Customer for such Term Loan A ("Request for Term Loan A ") in the form of Exhibit 2.3.2 attached hereto, provided that the Outstanding Term Loan A at any time shall not exceed the Term Loan A Commitment. USA Customer shall deliver the Request for Term Loan A Advance on or prior to 1:00 p.m. (eastern time) one (1) Business Day prior to the Term Loan A Commencement Date. The Request for Term Loan A shall set forth the principal amount of the Term Loan A. In no event shall the Term Loan A Commencement Date be later than the Closing Date. USA Customer may deliver the Request for Term Loan A Advance via facsimile.


                                  Page 13 of 57                         05-25-99

         (B) Subject to the terms and conditions of this Agreement, IBM Credit shall make the principal amount of the Term Loan A available to USA Customer on the Term Loan A Commencement Date in immediately available funds to an account maintained by USA Customer or as directed by USA Customer.

         (C) (i) The Term Loan A shall accrue a finance charge on the Average Daily Balance thereof, from and including the Term Loan A Commencement Date to and including the date such Term Loan A is repaid in full in accordance with the terms of this Agreement or as otherwise agreed to in writing by IBM Credit, at a per annum rate equal to the lesser of (a) the Term Loan A Finance Charge and (b) the highest rate from time to time permitted by applicable law.

         (ii) If it is determined that the amounts received from USA Customer pursuant to this subparagraph (C) shall otherwise be in excess of the highest rate permitted by applicable law, then the amount representing such excess shall be considered reductions to principal of Advances.

         (iii) The finance charges accrued on the Term Loan A shall be paid in accordance with Section 2.7(C) of the Agreement.

         (D) USA Customer shall pay the principal of the Term Loan A on the date and in the amount set forth in Exhibit 2.3.1 (the "Term Loan A Principal Payment Schedule") and in any event, shall pay in full the Outstanding Term Loan A on the Term Loan A Stated Maturity Date (or, such earlier date as such Term Loan A may become or be declared due and payable pursuant to Section 9 of the Agreement).

         (E) USA Customer agrees not to use the proceeds of the Term Loan A on anything but to repay its outstanding loan to State Street Bank.

2.4. Term Loan B Advance: (A) (i) Subject to the terms and conditions of the Agreement, IBM Credit shall make loans (the "Term Loan B) from time to time in an amount no lower than Two Million Five Hundred Thousand Dollars ($2,500,000) USA Customer on the date (the "Term Loan B Commencement Date") specified in a written request to IBM Credit by USA Customer for such Term Loan B ("Request for Term Loan B Advance") in the form of Exhibit 2.4.2 attached hereto, provided that the Outstanding Term Loan B at any time shall not exceed the Term Loan B Commitment. USA Customer shall deliver the Request for Term Loan B Advance on or prior to 1:00 p.m. (eastern time) one (1) Business Day prior to the Term Loan B Commencement Date. The Request for Term Loan B Advance shall set forth the principal amount of the Term Loan B. USA Customer may deliver the Request for Term Loan B Advance via facsimile.

         (B) Subject to the terms and conditions of this Agreement, IBM Credit shall make the principal amount of the Term Loan B available to USA Customer on the Term Loan B Commencement Date in immediately available funds to an account maintained by USA Customer or as directed by USA Customer.

         (C) (i) The Term Loan B shall accrue a finance charge on the Average Daily Balance thereof, from and including the Term Loan B Commencement Date to and including the date such Term Loan B is repaid in full in accordance with the terms of this Agreement or as otherwise agreed to in writing by IBM Credit, at a per annum rate equal to the lesser of (a) the Term Loan B Finance Charge and (b) the highest rate from time to time permitted by applicable law.

         (ii) If it is determined that the amounts received from USA Customer pursuant to this subparagraph (C) shall otherwise be in excess of the highest rate permitted by applicable law, then the amount representing such excess shall be considered reductions to principal of Advances.




                                  Page 14 of 57                         05-25-99

         (iii) The finance charges accrued on the Term Loan B shall be paid in accordance with Section 2.7(C) of the Agreement.

         (D) USA Customer shall pay the principal of the Term Loan B on the date and in the amount set forth in Exhibit 2.4.1 (the "Term Loan B Principal Payment Schedules") and in any event, shall pay in full the Outstanding Term Loan B on the Term Loan B Stated Maturity Date (or, such earlier date as such Term Loan B may become or be declared due and payable pursuant to Section 9 of the Agreement).

         (E) USA Customer agrees not to use the proceeds of the Term Loan B on anything but to finance USA Customer's Permitted Acquisition or to reimburse the USA Customer for the cost of Permitted Acquisitions that take place after May 1, 1999 on account of which the USA Customer had not previously obtained a Term Loan B Advance.

2.5. Term Loan C Advance: (A) (i) Subject to the terms and conditions of the Agreement, IBM Canada shall make a loan (the "Term Loan C") to the Canadian Customers on the date (the "Term Loan C Commencement Date") specified in a written request to IBM Canada by a requesting Canadian Customer for such Term Loan C ("Request for Term Loan C ") in the form of Exhibit 2.5.2 attached hereto, provided that the Outstanding Term Loan C borrowed by TigerTel. Services shall not exceed Term Loan C (TigerTel) Commitment and the Outstanding Term Loan C borrowed by Ground Effects Ltd. shall not exceed Term Loan C (Ground Effects) Commitment. A requesting Canadian Customer shall deliver the Request for Term Loan C Advance on or prior to 1:00 p.m. (eastern time) one (1) Business Day prior to the Term Loan C Commencement Date. The Request for Term Loan C shall set forth the principal amount of the Term Loan C. In no event shall the Term Loan C Commencement Date be later than the Closing Date. A Canadian Customer may deliver the Request for Term Loan C Advance via facsimile.

         (B) Subject to the terms and conditions of this Agreement, IBM Canada shall make the principal amount of the Term Loan C available to a requesting Canadian Customer on the Term Loan C Commencement Date in immediately available funds to an account maintained by such Canadian Customer or as directed by such Customer.

         (C) (i) Each Term Loan C shall accrue a finance charge on the Average Daily Balance thereof, from and including the Term Loan C Commencement Date to and including the date such Term Loan C is repaid in full in accordance with the terms of this Agreement or as otherwise agreed to in writing by IBM Canada, at a per annum rate equal to the lesser of (a) the Term Loan C Finance Charge and (b) the highest rate from time to time permitted by applicable law.

         (ii) If it is determined that the amounts received from a Canadian Customer pursuant to this subparagraph (C) shall otherwise be in excess of the highest rate permitted by applicable law, then the amount representing such excess shall be considered reductions to principal of Advances.

         (iii) The finance charges accrued on the Term Loan C shall be paid in accordance with Section 2.7(C) of the Agreement.

         (D) Each Canadian Customer that has an outstanding Term Loan C shall pay the principal of the Term Loan C on the date and in the amount set forth in
Exhibit 2.5.1 (the "Term Loan C Principal Payment Schedule") and in any event, shall pay in full the Outstanding Term Loan C on the Term Loan C Stated Maturity Date (or, such earlier date as such Term Loan C may become or be declared due and payable pursuant to Section 9 of the Agreement).


                                  Page 15 of 57                         05-25-99

         (E) Each Canadian Customer agrees not to use the proceeds of the Term Loan C on anything but to repay its outstanding loans to its existing perfected secured creditors.

2.6. UK Advances. UK Customers may obtain Cash Advances from, or sell receivables to, IBMUK pursuant to the terms of this Agreement including Attachment 2 attached hereto. With respect to any transactions that are solely between one or both UK Customers and IBMUK, if there are any inconsistencies between the main body of the text of this Agreement and Attachment 2, provisions in Attachment 2 shall supersede any inconsistent provisions in the main body of the text.

2.7. Finance and Other Charges. (A) Finance charges for an Advance to a Canadian Customer or the USA Customer for a calendar month shall be equal to (i) one twelfth (1/12) of the Applicable R/C Finance Charge multiplied by (ii) the Average Daily Balance of such Advance for the period when such finance charge accrues during such calendar month multiplied by (iii) the actual number of days during such calendar month when such finance charge accrues divided by (iv) thirty (30).

Late charges pursuant to subsection (D) of this Section 2.7 for an Advance other than a Cash Advance for a calendar month shall be equal to (i) one twelfth (1/12) of the Delinquency Fee Rate multiplied by (ii) the Average Daily Balance of such Advance for the period when such Advance is past due during such calendar month multiplied by (iii) the actual number of days during such calendar month when such Advance is past due divided by (iv) thirty (30).

         (B) USA Customer hereby agrees to pay to USA Lender the applicable charges set forth as "Other Charges" in Attachment A. Each Customer also agrees to pay Applicable Lender additional charges for any returned items of payment received by Applicable Lenders. The Applicable Customer hereby acknowledge that any such charges are not interest but that such charges, if unpaid, will constitute part of the Outstanding Advances.

         (C) The finance charges and Other Charges owed under this Agreement, and any charges hereafter agreed to in writing by the parties, shall be included in a billing statement to be delivered by Applicable Lender to Customer by the 5th day of each month and are payable monthly in arrears by the fifteenth (15th) day of the month following that during which such charges have accrued or a Lender may, in its sole discretion, add unpaid finance charges and Other Charges to the Applicable Customer's Outstanding Advances.

         (D) If any amount owed under this Agreement, including, without limitation, any Advance, is not paid when due (whether at maturity, by acceleration or otherwise), the unpaid amount thereof will bear a late charge from and including the day after such Advance was due and payable to and including the date the Applicable Lender receives payment thereof, at a per annum rate equal to the lesser of (a) the amount set forth in Attachment A to this Agreement as the "Delinquency Fee Rate" and (b) the highest rate from time to time permitted by applicable law. In addition, if any Shortfall Amount shall not be paid when due pursuant to Section 2.8 hereof, the USA Customer shall pay IBM Credit a Shortfall Transaction Fee. If it is determined that amounts received from a Customer were in excess of such highest rate, then the amount representing such excess shall be considered reductions to principal of Advances.

2.8. Customer Account Statements. Each Lender will send statements of each transaction hereunder as well as monthly billing statements to Applicable
Customers with respect to Advances and other charges due on Applicable Customers' account with such Lender. Each statement of transaction and monthly billing statement shall be deemed, absent manifest error, to be correct and



                                  Page 16 of 57                         05-25-99
shall constitute an account stated with respect to each transaction or amount described therein unless within forty five (45) days after such statement of transaction or billing statement is received by Applicable Customer, Applicable Customer provides such Lender written notice objecting that such amount or transaction is incorrectly described therein and specifying the error(s), if any, contained therein. A Lender may at any time adjust such statements of transaction or billing statements to comply with applicable law and this Agreement.

2.9. Shortfall. If, on any Business Day, IBM Credit shall provide the USA Customer with written notice (with reasonable detail as to the calculation thereof) that, the Outstanding R/C Advances and Outstanding IBMUK Exposure in or converted to USA Dollars shall exceed the Credit Line (such excess, the "Shortfall Amount"), then the USA Customer shall on such date prepay the Outstanding Advances in an amount equal to such Shortfall Amount if such notice is actually received by the USA Customer by 10:00 a.m. (eastern time); otherwise, the USA Customer shall make such prepayment by the end of the next Business Day, provided however, payment of any such excess which is occasioned by a change in currency conversion rates shall not be due until the end of the second next Business Day and shall only then be due if such excess has not otherwise been eliminated (such as by a countervailing change in currency conversion rates).

2.10. Application of Payments. Each Customer hereby agrees that all checks and other instruments delivered to Applicable Lender on account of such Customer's Obligations shall constitute conditional payment until such items are actually collected by Applicable Lender. If any Customer fails to provide direction to the Applicable Lender as to how a payment should be applied, such Lender shall have the right to apply and reapply any and all such payments to such Customer's Obligations in such manner as such Lender may deem advisable.

2.11. Prepayment and Reborrowing By Customer. (A) Subject to Section 10.1(i), a Customer may at any time prepay, without notice or penalty, in whole or in part amounts owed under this Agreement. A Lender may apply payments made to it (whether by an Applicable Customer or otherwise) to pay finance charges and other amounts owing under this Agreement by the Applicable Customer which made such payment first and then to the principal amount owed by the Applicable Customer which made such payment.

         (B) Subject to the terms and conditions of this Agreement, any amount prepaid or repaid to a Lender in respect to the Outstanding Advances may be reborrowed by an Applicable Customer in accordance with the provisions of this Agreement. Term Loan A , Term Loan B and Term Loan C may not be reborrowed notwithstanding repayment or prepayment thereof.

2.12. Currencies. All Advances made by IBM Credit and all payments by the USA Customer pursuant to this Agreement shall be in U.S. dollars. All Advances made by IBM Canada and all payments by the Canadian Customers pursuant to this Agreement shall be in Canadian dollars. All Advances made by IBMUK and all payments made by the UK Customers shall be in sterling pounds.

                          Section 3. POWER OF ATTORNEY

3.1. Power of Attorney. Each Customer hereby irrevocably appoints Applicable Lender, with full power of substitution, as its true and lawful attorney-in-fact with full power, in good faith and in compliance with commercially reasonable standards, in the discretion of such Applicable Lender, to:

         (A) sign the name of such Customer on any document or instrument that Applicable Lender shall deem necessary or appropriate to perfect and maintain




                                  Page 17 of 57                         05-25-99
perfected the security interest in the Collateral or Charged Assets as applicable contemplated under this Agreement and the Other Documents;

upon  the   acceleration  of  the  Obligations   following  the  occurrence  and
continuance of an Event of Default as defined in Section 9.1 hereof

         (B) endorse the name of such Customer upon any of the items of payment of proceeds and deposit the same in the account of such Applicable Lender for application to the Obligations; and

         (C) demand payment, enforce payment and otherwise exercise all such Customer's rights and remedies with respect to the collection of any Accounts;

         (D) settle, adjust, compromise, extend or renew any Accounts;

         (E) settle, adjust or compromise any legal proceedings brought to collect any Accounts;

         (F) sell or assign any Accounts upon such terms, for such amounts and at such time or times as such Applicable Lender may deem advisable;

         (G) discharge and release any Accounts;

         (H) prepare, file and sign such Customer's name on any Proof of Claim in bankruptcy or similar document against any Account debtor;

         (I) prepare, file and sign such Customer's name on any notice of lien, claim of mechanic's lien, assignment or satisfaction of lien or mechanic's lien, or similar document in connection with any Accounts;

         (J) endorse the name of such Customer upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Account or goods pertaining thereto;

         (K) endorse the name of such Customer upon any of the items of payment of proceeds, cheques or bankers drafts and deposit the same in the account of the Applicable Lender for application to the Obligations;

         (L) sign the name of such Customer to requests for verification of Accounts and notices thereof to Account debtors;

         (M) sign the name of such Customer on any document or instrument that the Applicable Lender shall deem necessary or appropriate to enforce any and all remedies it may have under this Agreement, at law or otherwise;

         (N) make, settle and adjust claims under the Policies with respect to the Collateral or Charged Assets as applicable and endorse such Customer's name on any check, draft, instrument or other item of payment of the proceeds of the Policies with respect to the Collateral or Charged Assets as applicable; and

         (O) take control in any manner of any term of payment or proceeds and for such purpose to notify the postal authorities to change the address for delivery of mail addressed to Customer to such address as Applicable Lender may



                                  Page 18 of 57                         05-25-99
designate. Each Lender agrees that in the event any Lender exercises the power granted in this Clause O, such Lender shall promptly forward to the Applicable Customer all mails other than the payments or proceeds.

The power of attorney granted by this Section is for value and coupled with an interest and is irrevocable so long as this Agreement is in effect or any Obligations remain outstanding. Nothing done by a Lender pursuant to such power of attorney will reduce any of Applicable Customer's Obligations other than such Applicable Customer's payment Obligations to the extent the Lender has received monies.

        Section 4. SECURITY/CHARGING CLAUSE -- COLLATERAL/CHARGED ASSETS

4.1. Grant/Charges. To secure prompt payment and performance of the Obligations, the USA Customer agrees to grant the security interest pursuant to Attachment 4. To secure the prompt payment and performance of the Obligations of each UK Customer, such UK Customer agrees to grant IBMUK a security interest in the Charged Assets as defined in the CHARGE dated ________________between IBMUK and such Customer. To secure the prompt payment and performance of the Obligations of each Canadian Customer, such UK Customer agrees to grant IBM Canada a security interest pursuant to the Canadian Security Agreement.

                         Section 5. CONDITIONS PRECEDENT

5.1. Conditions Precedent to the Effectiveness of this Agreement. The obligation of IBM Credit to make its initial Advances is subject to the receipt by IBM Credit of, or waiver in writing by IBM Credit of compliance with, the following documents:

         (A)      this Agreement executed and delivered by USA ;

         (B) a favorable opinion of counsel for USA Customer in substantially the form of Attachment E;

         (C) a certificate of the secretary or an assistant secretary of USA Customer, substantially in the form and substance of Attachment F hereto, certifying that, among other items, (i) such Customer is a corporation organized under the laws of the jurisdiction of its incorporation and has its principal place of business as stated therein, (ii) such Customer is registered to conduct business in specified states or provinces and localities, (iii) true and complete copies of the articles of incorporation and by-laws or similar constitutional documents of such Customer are delivered therewith, together with all amendments and addenda thereto as in effect on the date thereof, (iv) the resolution as stated in the certificate is a true, accurate and compared copy of the resolution adopted by the such Customer's Board of Directors authorizing the execution, delivery and performance of this Agreement and each Other Document executed and delivered in connection herewith to which such Customer is a party, and (v) the names and true signatures of the officers of such Customer authorized to sign this Agreement and the Other Documents;

         (D) certificates dated as of a recent date from the Secretary of State or other appropriate authority evidencing the good standing of USA Customer in the jurisdiction of its organization and in each other jurisdiction where the ownership or lease of its property or the conduct of its business requires it to qualify to do business;

         (E) copies of all approvals and consents from any Person, in each case in form and substance satisfactory to the Lenders, which are required to enable USA Customer to authorize, or required in connection with, (a) the execution,


                                  Page 19 of 57                         05-25-99
delivery or performance of this Agreement and each of the Other  Documents,  and
(b) the legality, validity, binding effect or enforceability of this Agreement and each of the Other Documents;

         (F) intercreditor agreements ("Intercreditor Agreement"), in form and substance satisfactory to Lenders, executed by each other perfected secured creditor of USA Customer ;

         (G)  UCC-1  financing  statements  for  each  jurisdiction   reasonably
requested by IBM Credit executed by USA Customer and each Guarantor incorporated in a state of USA;

         (H) the statements, certificates, documents, instruments, financing statements, agreements and information set forth in Attachment A and Attachment B;

         (I) the pledges by the USA Customer of the stock of its Domestic Subsidiaries and Sixty Six percent (66%) of the stock of each of its Subsidiaries incorporated outside the USA (the "Stock Pledge Agreement");

         (J) a collateralized guaranty by the Domestic Subsidiaries of USA Customer; and

         (K) all such other statements, certificates, documents, instruments, financing statements, agreements and other information with respect to the matters contemplated by this Agreement as Lenders shall have reasonably requested.

5.2. Conditions Precedent to Each Advance. No Advance will be required to be made or renewed by any Lender under this Agreement unless, on and as of the date of such Advance, the following statements shall be true to the satisfaction of such Lender:

         (A) The representations and warranties contained in this Agreement or in any document, instrument or agreement executed in connection herewith are true and correct on and, except for those representations which are of a date certain, as of the date of such Advance as though made on and as of such date;

         (B) No event has occurred and is continuing or after giving effect to such Advance or the application of the proceeds thereof would result in or would constitute a Default;

         (C) No event has occurred and is continuing which could reasonably be expected to have a Material Adverse Effect;

         (D) Both before and after giving effect to the making of such Advance, no Shortfall Amount exists.

Except as a Customer has otherwise disclosed to Applicable Lender in writing prior to each request, each request for an Advance hereunder and the receipt (or deemed receipt) by the Customer of the proceeds of any Advance hereunder shall be deemed to be a representation and warranty by the Customer that, as of and on the date of such Advance, the statements set forth in (A) through (D) above are true statements. No such disclosures by a Customer to Applicable Lender shall in any manner be deemed to satisfy the conditions precedent to each Advance that are set forth in this Section 5.2.

5.3. Post Closing. USA Customer agrees to provide, within sixty (60) days after the Closing Date, a subordination signed by each secured creditor of a



                                  Page 20 of 57                         05-25-99

Guarantor, who then has a security interest in the general assets of such Guarantor. Such subordination shall provide that the security interest of such secured creditor is subordinated to that granted to IBM Credit hereunder.

5.4. Canadian and UK Closings. The parties hereto agree to use reasonable effort after the Closing Date to satisfy the following conditions precedent to the obligations of IBM Canada and IBMUK.

The obligation of IBM Canada and IBMUK to make its respective initial Advances effectiveness of this Agreement is subject to the receipt by the applicable Lender of, or waiver in writing by such Lender of compliance with, the following documents:

         (A) this Agreement  executed and delivered by the Applicable Customers;

         (B) for the initial Advance by IBM Canada, a favorable opinion of counsel for the Canadian Customers reasonably satisfactory to IBM Canada;

         (C) a certificate of the secretary or an assistant secretary of each Applicable Customer, substantially in the form and substance of Attachment F hereto, certifying that, among other items, (i) such Customer is a corporation organized under the laws of the jurisdiction of its incorporation and has its principal place of business as stated therein, (ii) such Customer is registered to conduct business in specified states or provinces and localities, (iii) true and complete copies of the articles of incorporation and by-laws or similar constitutional documents of such Customer are delivered therewith, together with all amendments and addenda thereto as in effect on the date thereof, (iv) the resolution as stated in the certificate is a true, accurate and compared copy of the resolution adopted by the such Customer's Board of Directors authorizing the execution, delivery and performance of this Agreement and each Other Document executed and delivered in connection herewith to which such Customer is a party, and (v) the names and true signatures of the officers of such Customer authorized to sign this Agreement and the Other Documents;

         (D) certificates dated as of a recent date from the Secretary of State or other appropriate authority evidencing the good standing of each Applicable Customer in the jurisdiction of its organization and in each other jurisdiction where the ownership or lease of its property or the conduct of its business requires it to qualify to do business;

         (E) copies of all approvals and consents from any Person, in each case in form and substance satisfactory to the Lenders, which are required to enable each Applicable Customer to authorize, or required in connection with, (a) the execution, delivery or performance of this Agreement and each of the Other Documents, and (b) the legality, validity, binding effect or enforceability of this Agreement and each of the Other Documents;

         (F) intercreditor agreements ("Intercreditor Agreement"), in form and substance satisfactory to Lenders, executed by each other perfected secured creditor of an Applicable Customer;

         G)  for   the  initial  Advance  by IBM  Canada,  the Canadian Security
Agreement,

         (K) for the initial Advance by IBMUK, a Schedule A to Attachment 2, Charge document and Schedule 1 to the Charge executed by each UK Customer; and


                                  Page 21 of 57                         05-25-99

         (L) all such other statements, certificates, documents, instruments, financing statements, agreements and other information with respect to the matters contemplated by this Agreement as the Applicable Lender shall have reasonably requested.

                    Section 6. REPRESENTATIONS AND WARRANTIES

To induce Lenders to enter into this Agreement, each Customer represents and warrants to Lenders as follows:

6.1. Organization and Qualifications. Each Customer and each of its Subsidiaries
(i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the power and authority to own its properties and assets and to transact the businesses in which it presently is engaged and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where it presently is engaged in business and is required to be so qualified except where the failure to have so qualified is not likely to have a Material Adverse Effect.

6.2. Rights in Collateral/Charged Assets; Priority of Liens. Each Customer and each of its Subsidiaries owns the property granted by it respectively as Collateral or Charged Assets as applicable to Applicable Lender, free and clear of any and all Liens in favor of third parties except for the Liens otherwise permitted pursuant to Section 8.1.

6.3. No Conflicts. The execution, delivery and performance by each Customer and each of its Subsidiaries of this Agreement and each of the Other Documents (i) are within its corporate power; (ii) are duly authorized by all necessary corporate action; (iii) are not in contravention in any respect of any Requirement of Law or any indenture, contract, lease, agreement, instrument or other commitment to which it is a party or by which it or any of its properties are bound; (iv) do not require the consent, registration or approval of any Governmental Authority or any other Person (except such as have been duly obtained, made or given, and are in full force and effect); and (v) will not, except as contemplated herein, result in the imposition of any Liens upon any of its properties, except where the effect of the Customer's failure of any of the representations included in this Section is not likely to have a Material Adverse Effect.

6.4. Enforceability. This Agreement and all of the other documents executed and delivered by each Customer in connection herewith are the legal, valid and binding obligations of each such Customer, and are enforceable in accordance with their terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally or the general equitable principles relating thereto.

6.5. Locations of Offices, Records and Inventory. The address of the principal place of business and chief executive office of each Customer is as set forth on Attachment B or on any notice provided by such Customer to Lenders pursuant to
Section 7.7(C) of this Agreement. The books and records related to the Collateral and the financial conditions of each Customer, and all of its chattel paper (other than the chattel paper delivered to Lenders pursuant to Section 7.14(E)) and records of Accounts, are maintained exclusively at such location.

There is no jurisdiction in which Customers have any material tangible assets, other than those jurisdictions identified on Attachment B or on any notice provided by any Customer to Lenders pursuant to Section 7.7(C) of this Agreement. Attachment B, as amended from time to time by any notice provided by any Customer to Lenders in accordance with Section 7.7(C) of this Agreement.


                                  Page 22 of 57                         05-25-99

6.6. Fictitious Business Names. Customers have not used any corporate or fictitious name during the five (5) years preceding the date of this Agreement, other than those listed on Attachment B.

6.7.   Organization.   All of the outstanding capital stock of each Customer has
been validly issued, is fully paid and nonassessable.

6.8. No Judgments or Litigation. Except as set forth on Attachment B, no material judgments, orders, writs or decrees are outstanding against any Customer nor is there now pending or, to the best of Customers' knowledge after due inquiry, threatened, any material litigation, contested claim, investigation, arbitration, or governmental proceeding by or against any Customer.

6.9. No Defaults. No Customer is in default under any term of any indenture, contract, lease, agreement, instrument or other commitment to which it is a party or by which it, or any of its properties are bound except where the effect of the Customer's failure of any of the representations included in this Section is not likely to have a Material Adverse Effect. No Customer has knowledge of any material dispute regarding any such indenture, contract, lease, agreement, instrument or other commitment. No Default or Event of Default has occurred and is continuing.

6.10. Labor Matters. Except as set forth on any notice provided by Customers to Lenders pursuant to Section 7.1(G) of this Agreement, no Customer is a party to any material labor dispute except where the effect of the Customer's failure of any of the representations included in this Section is not likely to have a Material Adverse Effect. There are no strikes or walkouts or labor controversies pending or threatened against the Customers which could reasonably be expected to have a Material Adverse Effect.

6.11. Compliance with Law. No Customer has violated or failed to comply with any material Requirement of Law.

6.12. ERISA. Each "employee benefit plan", "employee pension benefit plan", "defined benefit plan", or "multi-employer benefit plan", which USA Customer or any of its Subsidiaries has established, maintained, or to which it is required to contribute (collectively, the "Plans") is in compliance with all applicable provisions of ERISA and the Code and the rules and regulations thereunder as well as the Plan's terms and conditions, except where the effect of the Customer's failure of any of the representations included in this Section is not likely to have a Material Adverse Effect. There have been no "prohibited transactions" and no "reportable event" has occurred within the last 60 months with respect to any Plan. Neither USA Customer nor any of its Subsidiaries has "multi-employer benefit plan", except where the effect of the Customer's failure of any of the representations included in this Section is not likely to have a Material Adverse Effect.

As used in this Agreement the terms "employee benefit plan", "employee pension benefit plan", "defined benefit plan", and "multi-employer benefit plan" have the respective meanings assigned to them in Section 3 of ERISA and any applicable rules and regulations thereunder. Neither USA Customer nor any of its Subsidiaries has incurred any "accumulated funding deficiency" within the meaning of ERISA or incurred any liability to the Pension Benefit Guaranty Corporation (the "PBGC") in connection with a Plan (other than for premiums due in the ordinary course).

The Canadian Customers do not participate in or contribute to a pension plan.

6.13. Compliance with Environmental Laws. Except as otherwise disclosed in Attachment B:


                                  Page 23 of 57                         05-25-99

         (A) Each Customer and each of its Subsidiaries has obtained all government approvals required with respect to the operation of their businesses under any Environmental Law except where the effect of the Customer's failure of any of the representations included in this Section is not likely to have a Material Adverse Effect.

         (B) (i) No Customer or any of its Subsidiaries has generated, transported or disposed of any Hazardous Substances; (ii) no Customer or any of its Subsidiaries is currently generating, transporting or disposing of any material Hazardous Substances; (iii) no Customer or any of its Subsidiaries has knowledge that (a) any of its real property (whether owned, leased, or otherwise directly or indirectly controlled) has been used for the disposal of or has been contaminated by any material Hazardous Substances, or (b) any of its business operations have contaminated lands or waters of others with any material Hazardous Substances; (iv) no Customer or any of its Subsidiaries or its respective assets is subject to any material Environmental Liability and, to the best of the each Customer's knowledge, any material threatened Environmental Liability; (v) no Customer or any of its Subsidiaries has received any notice of or otherwise learned of any governmental investigation evaluating whether any material remedial action is necessary to respond to a release or threatened release of any Hazardous Substances for which any Customer may be liable; (vi) no Customer or any of its Subsidiaries is in material violation of any Environmental Law; (vii) there are no material proceedings or investigations pending against any Customer or any of its Subsidiaries with respect to any violation or alleged violation of any Environmental Law; provided however, that the parties acknowledge that any generation, transportation, use, storage and disposal of certain such Hazardous Substances in Customers' or its their Subsidiaries' business shall be excluded from representations (i) and (ii) above, so long as such Customer or its Subsidiary is at all times generating, transporting, utilizing, storing and disposing such Hazardous Substances in accordance with all applicable Environmental Laws and in a manner designed to minimize the material risk of any spill, contamination, release or discharge of Hazardous Substances other than as authorized by Environmental Laws.

6.14. Intellectual Property. Each Customer possesses such assets, licenses, patents, patent applications, copyrights, service marks, trademarks, trade names and trade secrets and all rights and other property relating thereto or arising therefrom ("Intellectual Property") as are necessary or advisable to continue to conduct its present and proposed business activities, except where the effect of the Customer's failure to possess such assets, rights or property is not likely to have a Material Adverse Effect.

6.15. Licenses and Permits. Each Customer has obtained and holds in full force and effect all franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary for the operation of its businesses as presently conducted except where the effect of the Customer's failure of any of the representations included in this Section is not likely to have a Material Adverse Effect. No Customer is in violation of the terms of any such franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval except where the effect of the Customer's failure of any of the representations included in this Section is not likely to have a Material Adverse Effect.

6.16. Investment Company. The USA Customer is not (i) an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended, (ii) a holding company or a subsidiary of a holding company, or an Affiliate of a holding company or of a subsidiary of a holding company, within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or the Other Documents or to perform its obligations hereunder or thereunder.


                                  Page 24 of 57                         05-25-99

6.17. Taxes and Tax Returns. Except as disclosed on Exhibit 6.17, each Customer has timely filed all federal, state, provincial and local tax returns and other reports which it is required by law to file or has obtained an extension of the requirement to so file, and has either duly paid all taxes, fees and other governmental charges indicated to be due on the basis of such reports and returns or pursuant to any assessment received by any Customer, or is disputing such tax, fee, or other governmental charge and has established appropriate reserves therefor in accordance with GAAP. The charges and reserves on the books of the USA Customer in respect of taxes or other governmental charges are in accordance with GAAP. No tax liens have been filed against any Customer or any of its property.

6.18. Status of Accounts. Other than any inadvertent book keeping errors, each Account is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by a Customer, in the ordinary course of its business; the goods and inventory being sold and the Accounts created are its exclusive property and are not and shall not be subject to any Lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever (other than Permitted Liens) unless otherwise approved by Applicable Lender. Each Customer's customers have accepted goods or services and owe and are obligated to pay the full amounts stated in the invoices according to their terms or in the event a customer does not accept the goods and services such invoices are adjusted within a reasonable period of time in the ordinary course of such Customer's business. There are no proceedings or actions known to any Customer which are pending against any of the Accounts which could reasonably be expected to result in a Material Adverse Effect on the debtor's ability to pay the full amounts due to any Customer.

6.19. Affiliate/Subsidiary Transactions. No Customer is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate or Subsidiary (other than a Guarantor or another Customer) of any Customer is a party except (i) in the ordinary course of and pursuant to the reasonable requirements of any Customer's business and (ii) upon fair and reasonable terms no less favorable to any Customer than it could obtain in a comparable arm's-length transaction with an unaffiliated Person.

6.20. Accuracy and Completeness of Information. All material factual information furnished by or on behalf of each Customer to Applicable Lender or the Auditors for purposes of or in connection with this Agreement or any Other Document, or any transaction contemplated hereby or thereby is or will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time..

6.21. Indebtedness.   No  Customer (i)  has  Indebtedness,  other than Permitted
Indebtedness; and (ii) has guaranteed the obligations of any other Person (except as permitted by Section 8.4).


                                  Page 25 of 57                         05-25-99

                        Section 7. AFFIRMATIVE COVENANTS

Until   termination  of  this  Agreement  and  the   indefeasible   payment  and
satisfaction of all Obligations:

7.1. Financial and Other Information. USA Customer shall cause the following information to be delivered to IBM Credit within the following time periods:

         (A) as soon as available and in any event within ninety (90) days after the end of each fiscal year of USA Customer (i) audited Financial Statements (provided that, to the extent not otherwise audited by the Auditors, the consolidating Financial Statements may be unaudited) as of the close of the fiscal year and for the fiscal year, together with a comparison to the Financial Statements for the prior year, in each case accompanied by (a) either an opinion of the Auditors without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit or, if so qualified, an opinion which shall be in scope and substance reasonably satisfactory to IBM Credit, and (b) such Auditors' "Management Letter" to Customer, if any, and (ii) a Compliance Certificate along with a schedule, in substantially the form of Attachment C hereto, of the calculations used in determining, as of the end of such fiscal year, whether Customer is in compliance with the financial covenants set forth in Attachment A;

         (B) as soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of USA Customer (i) Financial Statements as of the end of such period and for the fiscal year to date, together with a comparison to the Financial Statements for the same periods in the prior year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments and except for the absence of footnotes) by the chief executive officer or chief financial officer of USA Customer as having been prepared in accordance with GAAP; and (ii) a Compliance Certificate along with a schedule, in substantially the form of Attachment C hereto, of the calculations used in determining, as of the end of such fiscal quarter, whether USA Customer is in compliance with the financial covenants set forth in Attachment A;

         (C) as soon as available and in any event within sixty (60) days after the end of each fiscal year of USA Customer (i) projected Financial Statements, broken down by quarter, for the current and following fiscal year; and (ii) if composed, a narrative discussion relating to such projected Financial Statements;

         (D) promptly after any Customer obtains knowledge of (i) the occurrence of a Default or Event of Default, or (ii) the existence of any condition or event which would result in such Customer's failure to satisfy the conditions precedent to Advances set forth in Section 5, a certificate of the chief executive officer or chief financial officer of USA Customer specifying the nature thereof and the Customer's proposed response thereto, each in reasonable detail;

         (E) promptly after any Customer obtains knowledge of (i) any proceeding(s) being instituted or threatened to be instituted by or against any Customer in any federal, state, provincial, local or foreign court or before any commission or other regulatory body (federal, state, provincial, local or foreign), or (ii) any actual or prospective change, development or event which, in any such case, has had or could reasonably be expected to have a Material Adverse Effect, a certificate of the chief executive officer or chief financial officer of USA Customer specifying the nature thereof and the Customer's proposed response thereto, each in reasonable detail;

         (F) promptly after any Customer obtains knowledge that (i) any order, judgment or decree in excess of U.S.$1,000,000 shall have been entered against



                                  Page 26 of 57                         05-25-99
such Customer or any of its properties or assets, or (ii) it has received any notification of a material violation of any Requirement of Law from any Governmental Authority, a certificate of the chief executive officer or chief financial officer of USA Customer specifying the nature thereof and the Customer's proposed response thereto, each in reasonable detail; and

         (G) within five (5) days after the same are sent, copies of all Financial Statements and reports which USA Customer sends to its stockholders, and within five (5) days after the same are filed, copies of all Financial Statements and reports which USA Customer may make to, or file with, the Securities and Exchange Commission or any successor or analogous governmental authority.

Each certificate, schedule and report provided by a Customer to the Lenders shall be signed by an authorized officer of such Customer, and which signature shall be deemed a representation and warranty that the information contained in such certificate, schedule or report is true and accurate in all material respects on the date as of which such certificate, schedule or report is made and does not omit to state a material fact necessary in order to make the statements contained therein not misleading at such time. Each Financial Statement delivered pursuant to this Section 7.1 shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods. USA Customer shall request that its Auditors forward the audited financial statements and accompanying documents set forth in Section 7.1(A)(i) by first class mail, it being understood that, notwithstanding the provisions of
Section 10.12 of this Agreement, compliance with the time frame within which to provide such statements shall be measured by the date on which such audited financial statements and accompanying documents are placed in the mails or are otherwise forwarded to IBM Credit.

7.2. Location of Collateral/Charged Assets. Except as described in Exhibit 7.2, the inventory, equipment and other tangible Collateral or Charged Assets as applicable shall be kept or sold at the addresses as set forth on Attachment B or on any notice provided by a Customer to Applicable Lender in accordance with
Section 7.7(C). Such locations shall be certified within thirty (30) days after the end of each fiscal year to Applicable Lender substantially in the form of Attachment D.

7.3. Changes in Customer. Each Customer shall provide thirty (30) days prior written notice to Applicable Lender of any change in such Customer's name, chief executive office and principal place of business, organization, form of ownership or corporate structure; provided, however, that such Customer' compliance with this covenant shall not relieve it of any of its other obligations or any other provisions under this Agreement or any Other Document limiting actions of the type described in this Section.

7.4. Corporate Existence. Except as described in Exhibit 7.4, each Customer shall (A) maintain its corporate existence, maintain in full force and effect all material licenses, bonds, franchises, leases and qualifications to do business, and all contracts and other rights necessary to the profitable conduct of its business, (B) continue in, and limit its operations to, the same general lines of business as presently conducted by it unless otherwise permitted in writing by Applicable Lender and (C) comply in all material respects with all Requirements of Law.

7.5. ERISA. USA Customer shall promptly notify IBM Credit in writing after it learns of the occurrence of any event which would constitute a "reportable event" under ERISA or any regulations thereunder with respect to any Plan, or that the PBGC (as defined in Section 6.12 of this Agreement) has instituted or will institute proceedings to terminate any Plan. Notwithstanding the foregoing, the Customer shall have no obligation to notify IBM Credit as to any "reportable event" as to which the 30-day notice requirement of Section 4043(b) has been waived by the PBGC, until such time as such USA Customer is required to notify the PBGC of such reportable event.


                                  Page 27 of 57                         05-25-99

Such notification shall include a certificate of the chief financial officer of USA Customer setting forth details as to such "reportable event" and the action which USA Customer proposes to take with respect thereto, together with a copy of any notice of such "reportable event" which may be required to be filed with the PBGC, or any notice delivered by the PBGC evidencing its intent to institute such proceedings. Upon request of IBM Credit, USA Customer shall furnish, or cause the plan administrator to furnish, to IBM Credit the most recently filed annual report for each Plan.

7.6. Environmental Matters. (A) Each Customer and any other Person under such Customer's control (including, without limitation, agents and Affiliates under such control) shall (i) comply with all Environmental Laws in all material respects, and (ii) undertake to use commercially reasonable efforts to prevent any unlawful release of any Hazardous Substance by such Customer or such Person into, upon, over or under any property now or hereinafter owned, leased or otherwise controlled (directly or indirectly) by such Customer.

         (B) A Customer shall notify Applicable Lender, promptly upon its obtaining knowledge of (i) any non-routine proceeding or investigation by any Governmental Authority with respect to the presence of any Hazardous Substances on or in any property now or hereinafter owned, leased or otherwise controlled (directly or indirectly) by such Customer, (ii) all claims made or threatened by any Person or Governmental Authority against Customer or any of Customer's assets relating to any loss or injury resulting from any Hazardous Substance, (iii) such Customer's discovery of evidence of unlawful disposal of or environmental contamination by any Hazardous Substance on any property now or hereinafter owned, leased or otherwise controlled (directly or indirectly) by such Customer, and (iv) any occurrence or condition which could constitute a violation of any Environmental Law.

7.7. Collateral/Charged Assets Books and Records/Collateral/Charged Assets Audit. (A) Each Customer agrees to maintain books and records pertaining to the Collateral or Charged Assets as applicable in such detail, form and scope as is consistent with good business practice.

         (B) Each Customer agrees that Applicable Lender or its agents may enter upon the premises of such Customer at any time and from time to time, during normal business hours and upon reasonable notice under the circumstances for the purposes of (i) inspecting the Collateral or Charged Assets as applicable, (ii) inspecting and/or copying (at such Customer's expense) any and all records pertaining thereto, (iii) discussing the affairs, finances and business of Applicable Customer with any officers of such Customer or with the Auditors and
(iv) verifying Accounts and other Collateral or Charged Assets as applicable. Each Customer also agrees to provide Applicable Lender with such reasonable information and documentation that Applicable Lender reasonably deems necessary to conduct the foregoing activities, including, without limitation, reasonably requested samplings of purchase orders, invoices and evidences of delivery or other performance. The Lenders shall exercise their rights under this Section with a view towards not interrupting the Customer's routine business operations and functions

Upon the occurrence and during the continuance of an Event of Default which has not been waived by Lenders in writing, Lenders may conduct any of the foregoing activities upon twenty four hours notice and beginning during normal business hours in a manner that Lenders deems reasonably necessary.

         (C) Each Customer shall give Applicable Lender thirty (30) days prior written notice of any change in the location of any material Collateral or material Charged Assets as applicable, the location of its books and records or in the location of its chief executive office or place of business from the locations specified in Attachment B, and will execute such change and cause to



                                  Page 28 of 57                         05-25-99
be filed and/or delivered to IBM Credit any financing statements, landlord or other lien waivers, or other documents reasonably required by such Lender, all in form and substance reasonably satisfactory to such Lender.

         (D) Each Customer agrees to advise Applicable Lender promptly, in reasonably sufficient detail, of any substantial change relating to the type, quantity or quality of the Collateral/Charged Assets, or any event which could reasonably be expected to have a Material Adverse Effect on the value of the Collateral/Charged Assets or on the security interests granted to Applicable Lender therein.

7.8. Insurance; Casualty Loss. Each Customer agrees to maintain with financially sound and reputable insurance companies: (i) insurance on its properties, (ii) public liability insurance against claims for personal injury or death as a result of the use of any products sold by it and (iii) insurance coverage against other business risks, in each case, in at least such amounts and against at least such risks as are usually and prudently insured against in the same general geographical area by companies of established repute engaged in the same or a similar business. Each Customer will furnish to Applicable Lender, upon its written request, the insurance certificates with respect to such insurance. In addition, all Policies so maintained are to name Applicable Lender as lender loss payee as its interest may appear.

If a Customer fails to pay any cost, charges or premiums, or if a Customer fails to insure the Collateral or Charged Assets as applicable, Applicable Lender may pay such costs, charges or premiums. Any amounts paid by Applicable Lender hereunder shall be considered an additional debt owed by such Customer to Applicable Lender and are due and payable immediately upon receipt of an invoice by Applicable Lender.

7.9. Taxes. Each Customer agrees to pay, when due (as such date may be extended from time to time), all taxes lawfully levied or assessed against such Customer or any of the Collateral or Charged Assets as applicable before any penalty or interest accrues thereon unless such taxes are being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted and an adequate reserve or other appropriate provisions have been made therefor as required in order to be in conformity with applicable accounting principles.

7.10. Compliance With Laws. Each Customer agrees to comply in all material respects with all Requirements of Law applicable to the Collateral or Charged Assets as applicable or any part thereof, or to the operation of its business.

7.11. Fiscal Year. USA Customer agrees to maintain its fiscal year as a year ending December 31 unless USA Customer provides IBM Credit at least thirty (30) days prior written notice of any change thereof.

7.12. Intellectual Property. Each Customer shall do and cause to be done all things necessary to preserve and keep in full force and effect all registrations of Intellectual Property which the failure to do or cause to be done could reasonably be expected to have a Material Adverse Effect.

7.13. Maintenance of Property. Each Customer shall maintain all of its material tangible properties (business and otherwise) in good condition and repair (ordinary wear and tear excepted) and pay and discharge all costs of repair and maintenance thereof and all rental and mortgage payments and related charges pertaining thereto and not commit or permit any waste with respect to any of its material properties, provided, however, the foregoing shall not prohibit or limit the disposition, by any Customer, of any asset which is obsolete, surplus, redundant, worn out, or not in compliance with applicable law.

7.14.   Collateral/Charged Assets.  Each Customer shall:


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


         (A) from time to time upon request of Applicable Lender with reasonable prior notice, provide such Lender with access to copies of all invoices during normal business hours, delivery evidences and other such documents relating to each Account;

         (B) use commercially reasonable efforts to collect all Accounts owed;

         (C) promptly notify Applicable Lender of any loss, theft or destruction of or damage to any of the Collateral or Charged Assets if such loss, theft or destruction of or damage to any of the Collateral or Charged Assets shall have a Material Adverse Effect. Each Customer shall diligently file and prosecute its claim for any award or payment in connection with any such loss, theft, destruction of or damage to Collateral or Charged Assets as applicable. Each Customer shall, upon demand of Applicable Lender, make, execute and deliver any assignments and other instruments sufficient for the purpose of assigning any such award or payment to such Lender, free of any encumbrances of any kind whatsoever;

         (D) consistent with reasonable commercial practice, observe and perform all matters and things necessary or expedient to be observed or performed under or by virtue of any lease, license, concession or franchise forming part of the Collateral or Charged Assets as applicable in order to preserve, protect and maintain all the rights of Applicable Lender thereunder;

         (E) consistent with reasonable commercial practice, maintain, use and operate the Collateral or Charged Assets as applicable and carry on and conduct its business in a proper and efficient manner so as to preserve and protect the Collateral or Charged Assets as applicable and the earnings, incomes, rents, issues and profits thereof; and

         (F) at any time and from time to time, upon the request of Applicable Lender, and at the sole expense of the Customer, Customer will promptly and duly execute and deliver such further instruments and documents and take such further action as such Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the U. C. C., PPSA, the Acts or other applicable law in effect in any jurisdiction with respect to the security interests granted herein and the payment of any and all recording taxes and filing fees in connection therewith.

For the purpose of this Section 7.14, Lenders acknowledge that Customers' current operational practices are commercially reasonable.

7.15. Subsidiaries. Lenders may require that any Domestic Subsidiaries of Customers become parties to this Agreement or any other agreement executed in connection with this Agreement as guarantors or sureties.

7.16. Financial Covenants; Additional Covenants. USA Customer acknowledges and agrees that USA Customer shall maintain the financial covenants and each Customer acknowledges and agrees other covenants set forth in the attachments, exhibits and other addenda incorporated in this Agreement.

7.17. Guaranty. (A) USA Customer hereby guarantees to Lenders the prompt payment when due and the full, prompt, and faithful performance of any and all Obligations upon which any Customer is in any manner obligated, heretofore, now, or hereafter owned, contracted or acquired by Lenders pursuant to this
Agreement,   whether  the  same  are  individual,  joint  or  several,  primary,
secondary,   direct,   contingent   or  otherwise.   USA  Customer   irrevocably



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


subordinates to the full payment of amounts due Lenders any and all rights to which it may be entitled, by operation of law or otherwise, (i) to be subrogated to the rights of Lenders against another Customer hereto with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by another Customer in respect thereof, or (ii) to receive any payment, in the nature of contribution or for any other reason, from another Customer hereto with respect to such payment.

         (B) Notwithstanding any provision herein to the contrary, the liability of USA Customer hereunder shall in no event exceed the maximum amount that is valid and enforceable in any action or proceeding involving any applicable state corporate law or any applicable state or federal bankruptcy or other law, insolvency, reorganization, fraudulent conveyance or other law involving the rights of creditors generally.

         (C) The liability of USA Customer under this Section 7.17 is direct, absolute and unconditional and shall not be affected by any extension, renewal or other change in the terms of payment or performance thereof, or the release, settlement or compromise of or with any party liable for the payment or performance thereof, the release or nonperfection of any security thereunder, or any change in any Customer's financial condition. USA Customer's obligation pursuant to this Section 7.17 shall continue for so long as any sums owing to Lenders by any Customer remains outstanding and unpaid, unless terminated in the manner provided herein. USA Customer acknowledges that its obligations hereunder are in addition to and independent of any agreement or transaction between any Lender and any other Customer or any other Person creating or reserving any lien, encumbrance or security interest in any property of any other Customer or any other Person as security for any obligation of such Customer.

         (D) USA Customer has made an independent investigation of the financial condition of each other Customer and guarantees the Obligations based on that investigation and not upon any representations made by any Lender. USA Customer acknowledges that it has access to current and future Customer financial information which will enable USA Customer to continuously remain informed of each other Customer's financial condition. USA Customer also consents to and agrees that the guarantees provided in this Section 7.17 and the Obligations shall not be affected by Lenders's subsequent increases or decreases in any credit line that any Lender may grant to any Customer; substitutions, exchanges or releases of all or any part of the Collateral or Charged Assets as applicable or hereafter securing any of the Obligations; sales or other dispositions of any or all of the Collateral or Charged Assets now or hereafter securing any of the Obligations without demands, advertisement or notice of the time or place of the sales or other dispositions, realizing on the Collateral or Charged Assets as applicable to the extent Lenders, in their sole discretion deems proper.

         (E) With respect to the guarantees provided hereunder, USA Customer, in its capacity as a guarantor, waives if permitted by applicable law (1) demand, protest and all notices of protest or dishonor, (2) all notices of payment and nonpayment, (3) all notices required by law, any and all defenses, including but not limited to any defense which it may have against any manufacturer or, distributor, (5) any and all rights of set-off such USA Customer may have against any Lender and (6) all notices of nonpayment at maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guarantees at any time held by any Lender on which any Customer may, in any way, be liable and USA Customer hereby ratifies and confirms whatever Lenders may do in that regard.


                                  Page 31 of 57                         05-25-99

         (F) This guaranty obligation and any and all obligations, liabilities, terms and provisions herein shall survive any and all bankruptcy or insolvency proceedings, actions and/or claims brought by or against USA Customer, whether such proceedings, actions and/or claims are federal and/or state.

                          Section 8. NEGATIVE COVENANTS

Until   termination  of  this  Agreement  and  the   indefeasible   payment  and
satisfaction of all Obligations hereunder:

8.1. Liens. No Customer will, directly or indirectly mortgage, assign, pledge, transfer, create, incur, assume, permit to exist or otherwise permit any Lien to exist on any of its property, assets, revenues or goods, whether real, personal or mixed, whether now owned or hereafter acquired, except for Permitted Liens.

8.2. Disposition of Assets. (A) No Customer will, directly or indirectly, sell, lease, assign, transfer or otherwise dispose of any assets other than (i) sales of inventory in the ordinary course of business and short term rental of inventory as demonstrations in amounts not material to such Customer, (ii) voluntary dispositions of individual assets and obsolete or worn out property in the ordinary course of business, and (iii) Permitted Dispositions provided, however, that no Permitted Disposition shall represent an amount in excess of Fifteen Percent (15%) of the combined assets of the Customers and Subsidiaries without the prior written consent of IBM Credit.

          (B) In the event of a Permitted Disposition, Applicable Lender shall provide USA Customer with all such documentation (including, without limitation, the execution and delivery of termination statements) and shall take all such steps (including, without limitation, the redelivery of stock certificates) as USA Customer, from time to time may reasonably request in connection with, and to facilitate such, Permitted Disposition.

8.3. Corporate Changes. Except as described on Exhibit 8.3, no Customer will, without the prior written consent of Applicable Lender, directly or indirectly, merge, consolidate, liquidate, dissolve or enter into or engage in any operation or activity materially different from that presently being conducted by such Applicable Customer.

8.4. Guaranties. No Customer will, directly or indirectly, assume, guaranty, endorse, or otherwise become liable upon the obligations of any other Person other than a Subsidiary, except (i) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) by the giving of indemnities in connection with the sale of inventory or other asset dispositions permitted hereunder, and (iii) for guaranties in favor of Lenders.

8.5. Restricted Payments. Except as provided in Exhibit 8.5, no Customer will, and no Customer will permit any Subsidiary to, directly or indirectly: (i) declare or pay any dividend (other than dividends payable solely in common stock of such Customer) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of such Customer or any warrants, options or rights to purchase any such capital stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of such Customer; or (ii) make any optional payment or prepayment



                                  Page 32 of 57                         05-25-99
on or redemption (including, without limitation, by making payments to a sinking or analogous fund) or repurchase of any Indebtedness (other than the Obligations).

8.6. Investments. No Customer will, directly or indirectly, make, maintain or acquire any Investment in any Person other than:

         (A) interest bearing deposit accounts (including certificates of deposit) which are insured by the Federal Deposit Insurance Corporation ("FDIC") or a similar federal insurance program;

         (B) direct obligations of the government of the United States of America, Canada or Great Britain or any agency or instrumentality thereof or obligations guaranteed as to principal and interest by the United States of America, Canada or Great Britain or any agency thereof;

         (C) stock or obligations issued to Customers in settlement of claims against others by reason of an event of bankruptcy or a composition or the readjustment of debt or a reorganization of any debtor of such Customer;

         (D) commercial paper of any corporation organized under the laws of Canada, Great Britain of any State of the United States or any bank organized or licensed to conduct a banking business under the laws of Canada, Great Britain, the United States or any State thereof having not less than the third highest rating then given by Moody's Investor's Services, Inc. or Standard & Poor's Corporation; and

         (E) any Person, the acquisition of which is a Permitted Acquisition.

8.7. Affiliate/Subsidiary Transactions. No Customer will, directly or indirectly, enter into any transaction with any Affiliate or Subsidiary, other than with a Guarantor, including, without limitation, the purchase, sale or exchange of property or the rendering of any service to any Affiliate or Subsidiary, other than with a Guarantor, of such Customer except in the ordinary course of business and pursuant to the reasonable requirements of such Customer's business upon fair and reasonable terms no less favorable to such Customer than could be obtained in a comparable arm's-length transaction with an unaffiliated Person.

8.8. ERISA. USA Customer will not (A) terminate any Plan so as to incur a material liability to the PBGC (as defined in Section 6.12 of this Agreement),
(B) permit any "prohibited transaction" involving any Plan (other than a "multi-employer benefit plan") which would subject the Customer to a material tax or penalty on "prohibited transactions" under the Code or ERISA, (C) fail to pay to any Plan any contribution which they are obligated to pay under the terms of such Plan, if such failure would result in a material "accumulated funding deficiency", whether or not waived, (D) allow or suffer to exist any occurrence of a "reportable event" or any other event or condition, which presents a material risk of termination by the PBGC of any Plan (other than a "multi-employer benefit plan"), or (E) fail to notify IBM Credit as required in
Section 7.5. As used in this Agreement, the terms "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in the Code and ERISA. For purposes of this Section 8.8, the terms "material liability", "tax", "penalty", "accumulated funding deficiency" and "risk of termination" shall mean a liability, tax, penalty, accumulated funding deficiency or risk of termination which could likely be expected to have a Material Adverse Effect.

8.9. Additional Negative Pledges. No Customer will, directly or indirectly, create or otherwise cause or permit to exist or become effective, other than in its ordinary course of business, any contractual obligation which may restrict or inhibit Applicable Lender's rights or ability to sell or otherwise dispose of the Collateral or Charged Assets as applicable or any part thereof after the occurrence and during the continuance of an Event of Default.



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8.10. Use of Proceeds.  The Customers  shall not use any portion of the proceeds of any R/C Advances other than for its general working capital requirements, capital expenditures, Permitted Acquisitions, and other corporate purposes which are not otherwise specifically prohibited hereby or in any Other Documents.

8.11. Indebtedness. The Customers will not create, incur, assume or permit to exist any Indebtedness, except for Permitted Indebtedness.

8.12. Loans. Except as described in Exhibit 8.12, the Customers will not make any loans, advances, contributions or payments of money or goods to any Subsidiary, Affiliate or parent corporation (except for the other Customers or Guarantors) or to any officer, director or stockholder of Customers or of any such corporation (except for compensation for personal services actually rendered), except for transactions expressly authorized in this Agreement.

                               Section 9. DEFAULT

9.1. Event of Default. Any one or more of the following events shall constitute an Event of Default by a Customer under this Agreement and the Other Documents:

         (A) The failure of any Customer to make timely payment of the Obligations or any part thereof when due and payable if such failure shall remain unremedied for more than five (5) days after written notice thereof shall have been given to Customer by IBM Credit during which period Customer shall be charged the Delinquency Fee Rate set forth in Attachment A beginning on the day after the payment was due and including the day payment is received;

         (B) Any Customer fails to comply with or observe any term, covenant or agreement contained in this Agreement or any Other Documents and such failure is not cured within fifteen (15) Business Days of written notice (with reasonable particularity) to USA Customer of such failure ;

         (C) Any representation, warranty, statement, report or certificate made or delivered by or on behalf of any Customer or any of its officers, employees or agents or by or on behalf of any Guarantor to Lenders was false in any material respect at the time when made or deemed made;

         (D) Any Customer, any Subsidiary or any Guarantor shall generally not pay its debts as such debts become due, become or otherwise declare itself insolvent, file a voluntary petition for bankruptcy protection, have filed against it any involuntary bankruptcy petition, cease to do business as a going concern, make any assignment for the benefit of creditors, or a custodian, receiver, trustee, liquidator, administrator or person with similar powers shall be appointed for any Customer, any Subsidiary or any Guarantor or any of its respective properties or have any of its respective properties seized or attached, or take any action to authorize, or for the purpose of effectuating, the foregoing, provided, however, that a Customer, any Subsidiary or any Guarantor shall have a period of forty-five (45) days within which to discharge any involuntary petition for bankruptcy or similar proceeding;

         (E) The entry of any judgment against any Customer or any Guarantor in an amount in excess of U.S.$1,000,000 and such judgment is not satisfied, dismissed, stayed or superseded by bond within thirty (30) days after the day of entry thereof (and in the event of a stay or supersedeas bond, such judgment is not discharged within thirty (30) days after termination of any such stay or



                                 Page 34 of 57                          05-25-99

bond) or such judgment is not covered by insurance (subject to commercially reasonable deductable) as to which the insurance company has acknowledged its obligation to pay such judgment in full;

         (F) The dissolution or liquidation of any Customer, any material Domestic Subsidiary or any Guarantor, or its directors or stockholders shall take any action to dissolve or liquidate any Customer or any Guarantor;

         (G) Any Customer suspends business for fifteen (15) consecutive Business Days for any reason other than an Act of God, war; or other catastrophic event beyond the control of the Customers;

         (H) The occurrence of any event or condition that permits the holder of any Indebtedness aggregately in excess of U.S.$1,000,000 arising in one or more related or unrelated transactions to accelerate the maturity thereof or the failure of any Customer to pay when due any such Indebtedness;

         (I) Any Guaranty of any or all of the Customers' Obligations executed by any Guarantor, whose assets are substantially relied upon by the Lenders to secure the Obligations, in favor of Lenders, shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction or the validity or enforceability thereof shall be contested or denied by any such Guarantor, or any such Guarantor shall deny that it has any further liability or obligation thereunder or any such Guarantor shall fail to comply with or observe any of the terms, provisions or conditions contained in any such Guaranty;

         (J) Any Customer is in default under the material terms of any of the Other Documents after the expiration of any applicable grace and/or cure periods;

         (K) There shall occur a "reportable event" with respect to any Plan, or any Plan shall be subject to termination proceedings (whether voluntary or involuntary) and there shall result from such "reportable event" or termination proceedings a liability of USA Customer to the PBGC which in the reasonable opinion of IBM Credit will have a Material Adverse Effect;

          (L) Any "person" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) acquires a beneficial interest in 50% or more of the Voting Stock of USA Customer.

9.2. Acceleration. Upon the occurrence and during the continuance of an Event of Default which has not been waived in writing by Lenders, Lenders may, in their sole discretion, take any or all of the following actions, without prejudice to any other rights they may have at law or under this Agreement to enforce its claims against the Customers: (a) declare all Obligations to be immediately due and payable (except that in the Event of Default consists of the filing of a petition under the Bankruptcy Code or analogous laws in Canada or UK, in which case all Obligations shall automatically become immediately due and payable without the necessity of any notice or other demand) without presentment, demand, protest or any other action or obligation of Lenders; and (b) immediately terminate the Credit Line hereunder.

9.3. Remedies. (A) Upon the occurrence and during the continuance of any Event of Default which has not been waived in writing by Lenders and the acceleration of the Obligations in accordance with Section 9.2, Lenders may exercise all rights and remedies of a secured party under the U.C.C., PPSA, the Acts or any other provisions, laws or statutes as applicable. Without limiting the generality of the foregoing, a Lender may: (i) remove from any premises where same may be located any and all documents, instruments, files and records (including the copying of any computer records), and any receptacles or cabinets


                                 Page 35 of 57                          05-25-99
containing same, relating to the Accounts, or the Lender may use (at the expense of the Customers) such of the supplies or space of a Customer at Customer's place of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon provided in all events, the Lenders shall not hinder or limit access by each of the Customers to all of such records and shall make all of such records available to the Customers; (ii) bring suit, in the name of the Customer or the Lender and generally shall have all other rights respecting said Accounts, including without limitation the right to accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Customer or Lender; (iii) sell, assign and deliver the Accounts and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at such Lender's sole option and discretion, and any Lender may bid or become a purchaser at any such sale; and (iv) foreclose the security interests created pursuant to this Agreement by any available judicial procedure, or to take possession of any or all of the Collateral or Charged Assets without judicial process and to enter any premises where any Collateral or Charged Assets as applicable may be located for the purpose of taking possession of or removing the same.

         (B) Upon the occurrence of any Event of Default, each Customer agrees to provide to Applicable Lender (i) within three (3) Business Days after request by a Lender, any written certificates, schedules and reports together with all supporting documents relating to the Collateral or Charged Assets as applicable or the Applicable Customer's or any Guarantor's business affairs and financial condition; and (ii) the name, address and phone number of each of its Account debtors' primary contacts for each Account if requested by IBM Credit. Upon the occurrence and during the continuance of any Event of Default which has not been waived in writing by Lenders, and the acceleration of the Obligations in accordance with Section 9.2 a Lender shall have the right to sell, lease, or otherwise dispose of all or any part of the Collateral or Charged Assets as applicable, whether in its then condition or after further preparation or processing, in the name of Applicable Customer or such Lender, or in the name of such other party as such Lender may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as such Lender in its sole discretion may deem advisable, and any Lender shall have the right to purchase at any such sale.

If a Lender, in its sole discretion determines that any of the Collateral or Charged Assets as applicable requires rebuilding, repairing, maintenance or preparation, such Lender shall have the right, at its option, to do such of the aforesaid as it deems necessary for the purpose of putting such Collateral or Charged Assets as applicable in such saleable form as such Lender shall deem appropriate. Each Customer hereby agrees that any disposition by Applicable Lender of any Collateral or Charged Assets as applicable pursuant to and in accordance with the terms of a repurchase agreement between Applicable Lender and the manufacturer or any supplier of such Collateral or Charged Assets as applicable constitutes a commercially reasonable sale. Each Customer agrees, at the request of Applicable Lender, to assemble the Collateral or Charged Assets as applicable and to make it available to Applicable Lender at places which such Applicable Lender shall select, whether at the premises of the Customer or elsewhere, and to make available to Applicable Lender the premises and facilities of the Customer for the purpose of Applicable Lender's taking possession of, removing or putting such Collateral or Charged Assets as applicable in saleable form. If notice of intended disposition of any Collateral or Charged Assets as applicable is required by law, it is agreed that ten (10) Business Days notice shall constitute reasonable notification.

         (C) Unless expressly prohibited by the licensor thereof, if any, each Lender is hereby granted by each Applicable Customer, upon the occurrence and



                                 Page 36 of 57                          05-25-99
during the continuance of any Event of Default which has not been waived in writing by Lenders, an irrevocable, non-exclusive license to use, assign, license or sublicense all computer software programs, data bases, processes and materials used by the Applicable Customer in its businesses or in connection with any of the Collateral or Charged Assets as applicable.

         (D) The net cash proceeds resulting from a Lender's exercise of any of the foregoing rights (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by such Lender to the payment of the Obligations, whether due or to become due, in such order as such Lender may in it sole discretion elect. Applicable Customer shall remain liable to such Lender for any deficiencies, and such Lender in turn agrees to remit to Applicable Customer or its successors or assigns, any surplus resulting therefrom.

         (E) The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.

9.4. Waiver. Each Customer waives to the extent permitted by applicable law all rights of set-off it may have against any Lender. Each Customer further waives to the extent permitted by applicable law presentment, demand and protest, and notices of non-payment, non-performance, any right of contribution, dishonor, and any other demands, and notices required by law.

                            Section 10. MISCELLANEOUS

10.1. Term; Termination. (A) This Agreement shall remain in force until the earlier of (i) the Termination Date, (ii) the date specified in a written notice by the USA Customer that they intend to terminate this Agreement which date shall be no less than thirty (30) days following the receipt by IBM Credit of such written notice, and (iii) termination by Lenders after the occurrence and during the continuance of an Event of Default. Upon the date that this Agreement is terminated, all of Customers, Obligations shall be immediately due and payable in their entirety, notwithstanding any other provisions of this Agreement.

         (B) Until the payment in full of all of Customers' Obligations, no no termination of this Agreement or any of the Other Documents shall in any way affect or impair (i) Customers' Obligations to Lenders including, without limitation, any transaction or event occurring prior to and after such termination, or (ii) Lenders' rights hereunder, including, without limitation Lenders' security interest in the Collateral or Charged Assets as applicable. On and after a Termination Date, a Lender may, but shall not be obligated to, upon the request of Applicable Customer, continue to provide Advances hereunder.

         (C) In the event of the payment in full of all of the then Outstanding Advances and the termination of the Credit Line, each Applicable Lender shall provide USA Customer with all such documentation (including, without limitation, the execution and delivery of termination statements) and shall take all such steps (including, without limitation, the redelivery of stock certificates) as USA Customer, from time to time amy reasonably request in connection with, and to facilitate the release of all security and Collateral interests which any Applicable Lender has in any Customer, Subsidiary or other Person.

         (D) A prepayment premium, shall be payable by USA Customer to IBM Credit in the event that the USA Customer terminates the Credit Line prior to the third anniversary of the Closing Date, in an amount equal to Eighty Five Million Dollars multiplied by (i) if the termination occurs on a date that is between the Closing Date to and including the first anniversary thereof, Zero basis points (0%), (ii) the first anniversary thereof to and including the second anniversary thereof, Fifty basis points (0.5%), and (iii) thereafter Twenty Five basis points (0.25%).


                                 Page 37 of 57                          05-25-99

10.2. Indemnification. Each Customer hereby agree to indemnify and hold harmless Lender and each of its officers, directors, agents and assigns (collectively, the "Indemnified Persons") against all losses, claims, damages, liabilities or other expenses (including reasonable  attorneys'  fees and court costs now or hereinafter arising from the enforcement of this Agreement, the "Losses") to which any of them may become subject insofar as such Losses arise out of or are based upon any event,  circumstance or condition
(a) occurring or existing on or before the date of this Agreement relating to any financing arrangements the Lenders may from time to time have with (i) such Customer, (ii) any Person that shall be acquired by such Customer or (iii) any Person that such Customer may acquire all or substantially all of the assets of, or (b) directly or indirectly, relating to the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby or thereby or to any of the Collateral or Charged Assets as applicable or to any act or omission of the Customer in connection therewith. Notwithstanding the foregoing, a Customer shall not be obligated to indemnify a Lender for any Losses incurred by such Lender which are a result of such Lender's gross negligence or willful misconduct. The indemnity provided herein shall survive the termination of this Agreement.

10.3. Additional Obligations. A Lender, without waiving or releasing any Obligation or Default of the Customers, may perform any Obligations of the a Customer that such Customer shall fail or refuse to perform and such Lender may, at any time or times hereafter, but shall be under no obligation to do so, pay, acquire or accept any assignment of any security interest, lien, encumbrance or claim against the Collateral or Charged Assets as applicable asserted by any person. All sums paid by such Lender in performing in satisfaction or on account of the foregoing and any expenses, including reasonable attorney's fees, court costs, and other charges relating thereto, shall be a part of the Obligations, payable on demand and secured by the Collateral or Charged Assets as applicable.

10.4. LIMITATION OF LIABILITY. NO LENDER NOR ANY OTHER INDEMNIFIED PERSON SHALL HAVE ANY LIABILITY WITH RESPECT TO ANY PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED BY CUSTOMERS IN CONNECTION WITH THIS AGREEMENT, ANY OTHER AGREEMENT, OR ANY CLAIMS IN ANY MANNER RELATED THERETO. NOR SHALL LENDERS OR ANY OTHER INDEMNIFIED PERSON HAVE ANY LIABILITY TO CUSTOMERS OR ANY OTHER PERSON FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY IT OR THEM HEREUNDER, EXCEPT FOR ITS OR THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN THE EVENT ANY CUSTOMER REQUESTS APPLICABLE LENDER TO EFFECT A WITHDRAWAL OR DEBIT OF FUNDS FROM AN ACCOUNT OF SUCH CUSTOMER, THEN IN NO EVENT SHALL APPLICABLE LENDER BE LIABLE FOR ANY AMOUNT IN EXCESS OF ANY AMOUNT INCORRECTLY DEBITED, EXCEPT IN THE EVENT OF SUCH APPLICABLE LENDER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

10.5. Alteration/Waiver. This Agreement and the Other Documents may not be altered or amended except by an agreement in writing signed by Customers and by Lenders. No delay or omission of any Lender to exercise any right or remedy hereunder, whether before or after the occurrence of any Event of Default, shall impair any such right or remedy or shall operate as a waiver thereof or as a waiver of any such Event of Default. In the event that Lenders at any time or from time to time dispenses with any one or more of the requirements specified in this Agreement or any of the Other Documents, such dispensation may be revoked by Lenders at any time and shall not be deemed to constitute a waiver of any such requirement subsequent thereto. Lenders'failure at any time or times to require strict compliance and performance by any Customer of any undertakings, agreements, covenants, warranties and representations of this Agreement or any Other Document shall not waive, affect or diminish any right of Lenders thereafter to demand strict compliance and performance thereof. Any waiver by Lenders of any Default by the Customers under this Agreement or any of the Other Documents shall not waive or affect any other Default by the Customers under this Agreement or any of the Other Documents, whether such Default is prior or subsequent to such other Default and whether of the same or a different type. None of the undertakings, agreements, warranties, covenants, and representations of the Customers contained in this Agreement or the Other Documents and no


                           Page 38 of 57                                05-25-99

Default by the Customers shall be deemed waived by Lenders unless such waiver is in writing signed by an authorized representative of Lenders.

10.6. Severability. If any provision of this Agreement or the Other Documents or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the Other Documents and the application of such provision to other Persons or circumstances will not be affected thereby, the provisions of this Agreement and the Other Documents being severable in any such instance.

10.7. One Loan. All Advances heretofore, now or at any time or times hereafter made by a Lender to an Applicable Customer under this Agreement or the Other Documents shall constitute one loan secured by such Lender's security interests in the Collateral or Charged Assets as applicable and by all other security interests, liens, charged assets and encumbrances heretofore, now or from time to time hereafter granted by the Applicable Customer to such Lender or any assignor of such Lender.

10.8. Additional Collateral/Charged Assets. All monies, reserves and proceeds received or collected by a Lender with respect to Accounts and other property of an Applicable Customer in possession of such Lender at any time or times hereafter are hereby pledged by Applicable Customer to such Lender as security for the payment of Applicable Customer's Obligations and shall be applied promptly by such Lender on account of the Applicable Customer's Obligations; provided, however, such Lender may release to the Applicable Customer such portions of such monies, reserves and proceeds as such Lender may from time to time determine, in its sole discretion.

10.9. No Merger or Novations. Neither the obtaining of any judgment nor the exercise of any power of seizure or sale shall operate to extinguish the Obligations of a Customer to the Lenders secured by this Agreement and shall not operate as a merger of any covenant in this Agreement, and the acceptance of any payment or alternate security shall not constitute or create a novation and the obtaining of a judgment or judgments under a covenant herein contained shall not operate as a merger of that covenant or affect the Lenders' rights under this Agreement.

10.10. Paragraph Titles. The Section titles used in this Agreement and the Other Documents are for convenience only and do not define or limit the contents of any Section.

10.11. Binding Effect; Assignment. This Agreement and the Other Documents shall be binding upon and inure to the benefit of Lenders and the Customers and their respective successors and assigns; provided, that no Customer shall have the right to assign this Agreement or any of the Other Documents without the prior written consent of Applicable Lender.

10.12. Notices. Except as otherwise expressly provided in this Agreement, any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered
(i) upon receipt if deposited in the first class or equivalent mail, with proper postage prepaid, (ii) upon receipt of confirmation or answerback if sent by telecopy, or other similar facsimile transmission if received during customary business hours at the offices of the recipient, otherwise, at the opening of business on the recipient's then next Business Day, (iii) one Business Day after deposit with a reputable overnight courier with all charges prepaid if intended for delivery in the same country as that in which so deposited, otherwise, at the opening of the business on the recipient's then next Business Day, or (iv) when delivered, if hand-delivered by messenger during customary business hours, all of which shall be properly addressed to the party to be notified and sent to the address or number indicated as follows:


                               Page 39 of 57                            05-25-99

(i)  If to IBM Credit at:

     IBM Credit Corporation
     1500 Riveredge Parkway
     Atlanta, Georgia 30328
     Attention:  Region Manager, East
     Facsimile: 1 (770) 644-4826


(ii) If to a Customer at:

     Applicable Customer's Name

     c/o Applied Cellular Technology
     Financial, Corp.
     Unit #6A, Pine Tree Condominium
     360 Route 101 W.
     Bedford, New Hampshire 03110
     Attention:  Jerome C. Artigliere
     Facsimile:


(iii) If to IBMUK at:


      IBM United Kingdom Financial Services Limited
       PO Box 41
       North Harbour, Cosham Hants, United Kingdom
       Attention:  Jeffrey Smith, Director
       Facsimile:  44 1 705221513


(iv) If to IBM Canada at:



        IBM Financing, a division of IBM
        Canada Limited
        3600 Steeles Avenue East, f4/938
        Markam, Ontario L3R 9Z7
        Attention: Manager, Commercial Financing
        Facsimile: (905) 316-6009





or to such other address or number as each party designates to the other in the manner prescribed herein. A copy of all material notices under the Agreement, including any notice of, or which starts the beginning of any grace and/or cure periods applicable to, any Event of Default and any notice which consists of a reservation of rights or claiming or suggesting any departure from the provisions of the Agreement and Other Documents shall also be delivered to Applied Cellular Technology, Inc. located at 400 Royal Palm Way, Suite 410, Palm Beach, Florida 33480, Attention: General Counsel or such other address, written notice of which is provided by USA Customer to Lenders. Lenders reserve the right to serve notices of legal proceedings directly to Customers.

10.13.   Counterparts.   This  Agreement  may  be  executed  in  any  number  of
counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

10.14. SUBMISSION AND CONSENT TO JURISDICTION AND CHOICE OF LAW. TO INDUCE LENDERS TO ACCEPT THIS AGREEMENT AND THE OTHER DOCUMENTS, EACH CUSTOMER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

         (A) SUBMITS ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND ANY OTHER DOCUMENT, OR FOR THE RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK CITY, NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK.


                             Page 40 of 57                              05-25-99

         (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREINAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME.

         (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO USA CUSTOMER AT ITS ADDRESS SET FORTH IN SECTION 10.13 OR AT SUCH OTHER ADDRESS OF WHICH IBM CREDIT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

         (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

         (E) AGREES THAT THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

10.15.  JURY  TRIAL  WAIVER.  EACH  OF THE  LENDERS  AND  THE  CUSTOMERS  HEREBY
IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) OF ANY TYPE IN WHICH ANY LENDER AND A CUSTOMER ARE PARTIES AS TO ALL MATTERS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT OR ANY DOCUMENT, INSTRUMENT OR AGREEMENT EXECUTED IN CONNECTION HEREWITH.

10.16. Entire Agreement. This Agreement embodies the entire agreement among the Customers and the Lenders relating to the subject matter hereof and supersede all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

10.17.  Non-Cross  Guaranties  and  Non-Cross  Collateralization.   No  Canadian
Customer and no UK Customer has guarantied the Obligations of any other Customer. The security interests and charges created in the Canadian Security Agreement or the Charges, as applicable, by the Canadian Customers and the UK Customers secure only those specific Obligations of such Customer which created such security interest or charge and does not secure any Obligations of any other Person, it being the intention of the parties that no cross-collateralization be created with respect to any such Collateral granted by any Canadian Customer or UK Customer.

         IN WITNESS WHEREOF, each Customer has read this entire Agreement, and has caused its authorized representatives to execute this Agreement and has caused its corporate seal, if any, to be affixed hereto as of the date first written above.



IBM CREDIT CORPORATION                   IBM FINANCING, A DIVISION OF IBM CANADA
                                         LIMITED

By: _________________________            By: __________________________________

Print Name: Philip N. Morse              Print Name: __________________________

Title: Director, Commercial              Title: _______________________________
       Financing Americas



                            Page 41 of 57                               05-25-99

IBM UNITED KINGDOM FINANCIAL SERVICES          APPLIED CELLULAR TECHNOLOGY, INC.
LIMITED

By: _________________________________          By: ____________________________

Print Name: _________________________          Print Name: Jerome C. Artigliere

Title: ______________________________          Title: Vice President





GROUND EFFECTS LTD.                            TIGERTEL SERVICES LIMITED

By: __________________________________         By: ____________________________

Print Name: __________________________         Print Name: ____________________

Title: _______________________________         Title: _________________________




                                Page 42 of 57                           05-25-99

SIGNAL PROCESSORS LIMITED                         SIGNATURE INDUSTRIES LIMITED

By: __________________________________            By: __________________________

Print Name: ___________________________           Print Name: __________________

Title: ________________________________           Title: _______________________





                              Page 43 of 57                             05-25-99

                                  EXHIBIT 2.3.1
                                   Term Loan A

Term  Loan  A   Commitment:   Twenty   Two   Million   United   States   Dollars
(U.S.$22,000,000)

Term Loan A Finance Charge:  US Finance Charge as set forth in Attachment A

Term Loan A Stated Maturity Date:  the third anniversary of Closing Date.

Term Loan A Repayment Schedule: The principal amount of Term Loan A shall be amortized over six years and shall be payable by USA Customer at the end of each calendar quarter, provided that all unpaid principal of such Term Loan A shall be paid in full on the Term Loan A Stated Maturity Date.




                                  Page 44 of 57                         05-25-99

                                  EXHIBIT 2.4.1
                                   Term Loan B

Term  Loan  B   Commitment:   Thirty  Five   Million   United   States   Dollars
(U.S.$35,000,000)

Term Loan B Finance Charge:  US Finance Charge as set forth in Attachment A

Term Loan B Stated Maturity Date:  the third anniversary of Closing Date.

Term Loan B Repayment Schedule: The principal amount of each Term Loan B shall be amortized over six (6) years and shall be payable by USA Customer at the end of each calendar quarter, provided that all unpaid principal of such Term Loan B shall be paid in full on the Term Loan B Stated Maturity Date.


                               Page 45 of 57                            05-25-99

                                  EXHIBIT 2.5.1
                                   Term Loan C

Term Loan C (Ground Effects) Commitment: Two Million Two Hundred Seventy Eight Thousand Canadian Dollars (CND$2,278,000)

Term Loan C (TigerTel) Commitment: Four Million Three Hundred Sixty Seven Thousand Canadian Dollars (CND$4,367,000)

Term Loan C Finance Charge: Canadian Finance Charge as set forth in Attachment A

Term Loan C Stated Maturity Date:  the third anniversary of Closing Date.

Term Loan C Repayment Schedule: The principal amount of Term Loan C shall be amortized over six years and shall be payable by Canadian Customer at the end of each calendar quarter, provided that all unpaid principal of such Term Loan C shall be paid in full on the Term Loan C Stated Maturity Date.



                              Page 46 of 57                             05-25-99

                        [other attachments omitted]

            ATTACHMENT A EFFECTIVE DATE MAY 25, 1999 ("ATTACHMENT A")
              TO TERM AND REVOLVING CREDIT AGREEMENT ("AGREEMENT")
                               DATED MAY 25, 1999

Customers:  Applied Cellular Technology, Inc.

I.       Fees, Rates and Repayment Terms:

         (A)      Credit Line:  Thirty  Three   Million  Five   Hundred Thousand
                                Dollars (US$33,500,000):

                  (i)      USA  Credit Line:    Twenty   Two   Million   Dollars
                           (US$22,000,000);

                  (ii)     Canadian Credit Line:  Eight   Million  Five  Hundred
                           Thousand Dollars (US $8,500,000);

                  (iii)    UK Credit Line: Three Million Dollars (US$3,000,000);

         (B)      Finance Charge:

                  (i)      USA Finance Charge:       Base Rate  plus  Applicable
                           Margin

                  (ii)     Canadian Finance Charge:  Base   Rate plus Applicable
                           Margin

                  (iii)    UK Finance Charge:        Base  Rate plus  Applicable
                           Margin

          The Applicable Margin for determining USA Customer Finance Charge shall be 1.75% at the Closing Date through the first Date of Determination, and shall change to the applicable percentage set forth below under the caption Applicable Margin based upon the Leverage Ratio as of the relevant date of determination. Leverage Ratio shall mean the ratio of Total Liabilities to Tangible Net Worth as defined in Part III of this Attachment A.

                           Leverage Covenant         Applicable Margin

                              =< 4.0                       1.65
                              =< 4.5                       1.70
                              =< 5.0                       1.75
                              =< 5.5                       1.80
                              =< 6.0                       1.85
                              =< 6.5                       1.90


          The first Date of Determination shall be the first day of the calendar month following the earlier of (i) receipt by IBM Credit of the financial statements required by Section 7.01 showing a change in the Leverage Ratio, and (ii) receipt and consent by IBM Credit of a notice from the USA Customer requesting a change in the permitted Leverage Ratio.

                                 ATTACHMENT A TO
                TERM AND REVOLVING CREDIT AGREEMENT ("AGREEMENT")

         Each subsequent change in the Applicable Margin shall be effective on the first day of the calendar month following the earlier of (i) receipt by IBM Credit of the financial statements required by Section
         7.01 showing a change in the Leverage Ratio from the prior fiscal quarter, and (ii) receipt and consent by IBM Credit of a notice requesting a change in the permitted Leverage Ratio, and (iii) in all other cases USA Customer agrees to notify IBM Credit of any increase in the Leverage Ratio from that previously notified to IBM Credit.

         The Applicable Margin for determining the Canadian Finance Charge shall be .1707% at the Closing Date and shall change by the same percentage amount each time the Applicable Margin for determining USA Finance Charge changes.

         The Applicable  Margin for  determining  the UK Finance Charge shall be
         1.4207% at the Closing Date and shall change by the same percentage amount each time the Applicable Margin for determining USA Finance Charge changes.

         USA Customer covenants that the Leverage Ratio shall be maintained at less than 4.0 on and after March 31, 2000.

(C)      Delinquency Fee Rate:

         (i)      USA:               Base Rate plus 4.00%

         (ii)     Canada:            Base Rate plus 2.42%

         (iii)    UK:                Base Rate plus 3.67%

(D)      Shortfall Transaction Fee:  Shortfall Amount multiplied by 0.30%

(E)      Other Charges:

         (i)      Annual Facility Fee:      $85,000
         (ii)     Closing Fee:              $545,000

                                 ATTACHMENT A TO
                TERM AND REVOLVING CREDIT AGREEMENT ("AGREEMENT")

II.      Financial Covenants:

Definitions: The following terms shall have the following respective meanings in this Attachment A. Accounting terms not otherwise defined shall be determined in accordance with generally accepted accounting principles (GAAP).

         Current shall mean within the on-going twelve month period.

         Current Assets shall mean assets that are cash or expected to become cash within the on-going twelve months.

         Current Liabilities shall mean payment obligations resulting from past or current transactions that require settlement within the on-going twelve month period.

         Fixed   Charges  shall  mean  current  portions  of Long Term Debt plus capital expenditures.

         Gross Cash Flow shall mean Net Profit after Tax plus depreciation, amortization and noncash extraordinary losses, minus extraordinary gains.

         Long Term shall mean beyond the on-going twelve month period.

         Long Term Assets shall mean assets that take longer than a year to be converted to cash. They are divided into four categories: tangible assets, investments, intangibles and other.

         Long Term Debt shall mean payment obligations of indebtedness which mature more than twelve months from the date of determination, or mature within twelve months from such date but are renewable or extendible at the option of the debtor to a date more than twelve months from the date of determination.

         Net Profit after Tax shall mean Revenue plus all other income, minus all costs, including applicable taxes.

         Net Profit before Tax shall mean Net Profit after Tax plus applicable taxes.

         Revenue shall mean the monetary expression of the aggregate of products or services transferred by an enterprise to its customers for which said customers have paid or are obligated to pay, plus other income as allowed.

         Subordinated Debt shall mean Customer's indebtedness to third parties as evidenced by an executed Notes Payable Subordination Agreement in favor of IBM Credit.

                                 ATTACHMENT A TO
                TERM AND REVOLVING CREDIT AGREEMENT ("AGREEMENT")

II.      Financial Covenants (continued):

         Tangible Net Worth shall mean:

                  Total Net Worth minus;

                  (a) goodwill, intangible assets, prepaid expenses, and other current and non-current assets as identified in USA Customer's financial statements; and

                  (b) all accounts receivable from employees, officers, directors, stockholders and affiliates; and

                  (c)      all callable/redeemable preferred stock.

         Total  Assets  shall  mean the total of  Current  Assets  and Long Term
         Assets.

         Total Liabilities shall mean the Current Liabilities and Long Term Debt less Subordinated Debt, resulting from past or current transactions, that require settlement in the future.

         Total Net Worth (the amount of owner's or stockholder's ownership in an enterprise) is equal to Total Assets minus Total Liabilities.

         Working Capital shall mean Current Assets minus Current Liabilities.

                                 ATTACHMENT A TO
                TERM AND REVOLVING CREDIT AGREEMENT ("AGREEMENT")

III.     Financial Covenants (continued):

USA Customer will be required to maintain the following financial ratios, percentages and amounts as of the last day of the fiscal period under review by IBM Credit:

Compliance with the covenants set forth below will be based on the consolidated financial statements of USA Customer.

         a) Current  Assets  to Current Liabilities  ratio greater than 1.0:1.0;

         b) Net Profit before Tax to Revenue percentage on a rolling four quarter basis equal to or greater than:

                           1.5 percent, with no losses in any quarter, from the effective date of this Attachment through the fiscal quarter ending 12/31/99;

                           2.0 percent, with no losses in any quarter, from the fiscal quarter ending 3/31/00 and thereafter;

         c) Total Liabilities to Tangible Net Worth ratio greater than zero and equal to or less than:

                           6.5:1.0 from the effective date of this Attachment through the fiscal quarter ending 12/31/99;

                           4.0:1.0 from the fiscal quarter ending 3/31/00 and thereafter.

         d) Gross Cash Flow to Fixed Charges Ratio on a rolling four quarter basis equal to or greater than:

                           1.5:1.0 from the effective date of this Attachment through the fiscal quarter ending 12/31/99;

                           2.0:1.0 from the fiscal quarter ending 3/31/00 and thereafter.

                                 ATTACHMENT A TO
                TERM AND REVOLVING CREDIT AGREEMENT ("AGREEMENT")

III.      Additional  Conditions  Precedent  Pursuant  to Section 5.1 (K) of the
          Agreement:

          Executed Collateralized Guaranty of Domestic Subsidiaries;

          Fiscal year-end financial statements of Customer as of end of Customer's prior fiscal year audited by an independent certified public accountant;

          Subordination or Intercreditor Agreements from all creditors having a lien which is superior to IBM Credit in any assets that IBM Credit relies on to satisfy Customer's obligations to IBM Credit;

          A  Compliance   Certificate  as  to  Customer's  compliance  with  the
          financial covenants set forth in Attachment A as of the last fiscal month of Customer for which financial statements have been published;

          Termination or release of Uniform Commercial Code filing by another creditor as required by IBM Credit;

          Executed Request for Advances;

          Letter from State Street Bank & Trust in acknowledgment of payment of all obligations owed by USA Customer and its agreement to terminate its UCC filing and to surrender any shares of stock in its possession.


                          [other attachments omitted]